Exhibit 10.1

[Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments to this exhibit have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.]

WESTERN ALLIANCE BANK
LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into effective May 30, 2024 (the “Effective Date”), by and between Western Alliance Bank, an Arizona corporation (“Bank”), and GREENWAY MORTGAGE FUNDING CORP., a New Jersey corporation (“Borrower”).

RECITALS

A. Borrower has requested that Bank extend credit to Borrower as described in this Agreement.

B. Subject to and upon the provisions, terms and conditions of this Agreement, Bank is willing to make such credit available to Borrower and has agreed to lend to Borrower the amounts herein described for the purposes set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE 1
CERTAIN DEFiNITIONS

1.1 Definitions. As used in this Agreement, all addendums, exhibits and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article 1 unless otherwise provided in any such other document.

“Accordion Exercise Date” means the date the Committed Sum is increased pursuant to a request from Borrower in accordance with Section 2.5 hereof and the satisfaction of the conditions precedent as determined by Bank with respect to such Increased Committed Sum.

“Accordion Exercise Request” has the meaning set forth in Section 2.5(a).

“Accordion Increase” has the meaning set forth in Section 2.5(a).

“Accounts” mean all of Borrower’s accounts receivable of every nature and description, whether now existing or hereafter arising and the proceeds and products thereof, in each case arising out of or related to the Pledged Servicing Rights.

“Acknowledgment Agreement” means (a) the Fannie Mae Acknowledgment Agreement and (b) from and after the Freddie Mac AA Date, the Freddie Mac Acknowledgment Agreement.

“Additional Mortgage Loans” has the meaning given such term in Section 3.1 hereof.

“Adjusted Tangible Net Worth” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Advance” means any disbursement of an amount or amounts to be loaned by Bank to Borrower hereunder or the re-borrowing of amounts previously loaned hereunder.

“Advance Request” means, as of the date of preparation, a certificate requesting an Advance prepared by an Authorized Officer and delivered to the Bank in the form attached hereto as Exhibit F.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person, or (c) that controls ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by control, or otherwise; provided, however, in no event shall Bank be deemed an Affiliate of Borrower.

“Agency” means any of Fannie Mae or Freddie Mac.

“Agency Guidelines” means, (a) with respect to Fannie Mae, the Fannie Mae Guides and the Fannie Mae Lender Contract and (b) with respect to Freddie Mac, the Freddie Mac Requirements.

“Agreement” means this Loan and Security Agreement, as the same may, from time to time, be amended, restated, supplemented, modified or replaced.

“Applicable Advance Rate” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Approved Purposes” means so long as the Loan Agreement is in effect and subject to Section 3.6 of this Agreement, Borrower shall use the proceeds of the Revolving Loan and Conversion Loan solely for the permitted purposes under the Agency Guidelines, including without limitation purchasing mortgage loan servicing rights. Notwithstanding the foregoing, in no event shall any use be an Approved Purpose if such use would violate the terms of any Agency Guideline, any Acknowledgement Agreement or otherwise result in Fannie Mae, Freddie Mac or any other Person having a right to challenge or limit Bank’s security interest in the Pledged Servicing Rights, including but not limited to Borrower’s use of the Revolving Loan for working capital in the ordinary course of Borrower’s residential mortgage operations.

“Approved Servicing Agreement” means a Servicing Agreement between Borrower and an Agency approved by Bank in its sole discretion as an Approved Servicing Agreement for the purposes of this Agreement. Without limiting the generality of the foregoing, no Servicing Agreement shall be an Approved Servicing Agreement unless such Servicing Agreement:

(a) provides that all amounts due in respect thereof are reimbursable or payable to Borrower under the related Servicing Agreement from amounts subsequently received in collections on account of the related Mortgage Loan prior to being available to make payments on any related mortgage-backed securities;

(b) provides that to the extent that any amounts due to Borrower are non-recoverable from the proceeds related to such Mortgage Loan, following liquidation of such Mortgage Loan or the determination that such amount is non-recoverable, as the case may be, as described in the related Servicing Agreement, such amounts are recoverable from all cash-flows on the related securitization transaction prior to such cash flows being available to make payments on any related mortgage-backed securities;

(c) except for Freddie Mac Mortgage Loans, provides for reimbursement of all servicer advances and payment of all servicing fees at the time of a servicing transfer upon the termination or resignation of the servicer for any reason, with or without cause; and

(d) is in full force and effect at any time any Pledged Servicing Rights associated with such Servicing Agreement are pledged to Bank and at all times as any amounts are secured by such Pledged Servicing Rights, and under which the servicer has not been terminated, resigned or become subject to a right of termination or other “trigger event”;

Notwithstanding the foregoing, all of the foregoing rights may be limited, conditioned or eliminated to the extent set forth in the Acknowledgment Agreement and Agency Guidelines of the applicable Agency. It is acknowledged and agreed that each of the Fannie Mae Lender Contract is an Approved Servicing Agreement and the Freddie Mac Servicing Contract shall constitute an Approved Servicing Agreement following the Freddie Mac AA Date.

“Approved Sub-Servicer” means any Sub-Servicer or Interim Sub-Servicer approved by Bank in accordance with the terms of this Agreement. As of the Effective Date, the sole Approved Sub-Servicers are Valon Mortgage Inc. and Allied First Bank, SB d/b/a ServBank.

“Article” and “Articles” have the meanings set forth in Section 1.7.

“Authorized Officer” means any officer legally authorized by Borrower and approved hereafter in writing by Bank.

“Bank” means Western Alliance Bank, an Arizona corporation and its participants, successors and assigns.

“Borrower” means the Person identified as such in the introductory paragraph hereof, and its successors and assigns.

“Borrowing Base” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Borrowing Base Certificate” means, as of any date of preparation, a certificate setting forth the Borrowing Base in substantially the form of Exhibit B attached hereto, prepared by and certified by an Authorized Officer of Borrower.

“Borrowing Limit” means the lesser of the Borrowing Base and the Committed Sum.

“Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in Phoenix, Arizona are authorized to be closed. Unless otherwise provided, the term “days” means calendar days.

“Calendar Year” shall mean each period of twelve (12) calendar months ending December 31 of each year.

“Cash” means lawful money of the United States of America.

“Cash Equivalents” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Closing Date Acquisition Agreement” means each of (i) that certain True Excess Servicing Spread Acquisition Agreement For FNMA Mortgage Loans by and between Borrower, as “Seller” and Closing Date Investor, as “Purchaser” dated and effective as of May 21, 2024 and (ii) that certain Reference Spread Payment Agreement by and between Parent Guarantor, as “Payor” and Closing Date Investor, as “Payee” dated as of September 29, 2023, as each of the same may be amended, modified or supplemented in accordance with the terms hereof, and “Closing Date Acquisition Agreements” shall mean the same, collectively.

“Closing Date Investor” means GlassBridge Enterprises, Inc.

“Code” or “UCC” means the Uniform Commercial Code of the State of Arizona; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Arizona, “Code” or “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection.

“Collateral” means, (y) any property or assets that are specifically pledged in writing by any Obligated Party to or in favor of Bank pursuant to the terms of the Loan Documents which secured, either directly or indirectly, the payment and performance of the Indebtedness and the Obligations and (z) the following property of Borrower, wherever located, whether now or hereafter acquired, and all Proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided, however, that all deposit accounts (other than the Pledged Deposit Account), and all present and future right to reimbursement of servicing advances (including for principal, interest, taxes, insurance and other reimbursable expenses) are expressly excluded therefrom:

(a) all Pledged Servicing Rights (whether classified as instruments, accounts, payment intangibles or general intangibles under the Code), together with:

(i) all late charges, fees and other servicing compensation under, for or in respect of the Pledged Servicing Rights, whether or not yet accrued, earned, due or payable;

(ii) all of Borrower’s rights to proceeds of any sale or other disposition of the Pledged Servicing Rights and to any payment in respect of the transfer or termination of the Pledged Servicing Rights by the counterparty to the relevant Servicing Agreement;

(iii) all other present and future rights and interests of Borrower in, to, and under the Pledged Servicing Rights;

(iv) all insurance and claims for insurance effected or held for the benefit of Borrower and Secured Party in respect of the Pledged Servicing Rights;

(v) all of Borrower’s files, certificates, correspondence, appraisals, accounting entries, journals and reports, other information and data that describes, catalogs or lists such information or data, or that otherwise directly relates to the Pledged Servicing Rights, and other information and data that is used or useful for managing and administering the Pledged Servicing Rights;

(vi) all media (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems, excluding desktop computers, laptop computers, network servers, smartphones, tablets and similar hardware) on which is stored only information or data that relates to the Pledged Servicing Rights;

(vii) solely to the extent such use is permitted by licenses that may lawfully be transferred or used by Borrower’s permittees, the nonexclusive right to use (in common with Borrower and any other secured party that has a valid and enforceable security interest therein and that agrees that its security interest is similarly nonexclusive) any of the related data and information described above, or that otherwise relates to the Pledged Servicing Rights, together with the media (as described in clause (vi) above) on which the same are stored, except to the extent stored with any information or data that relates to property other than the Pledged Servicing Rights;

(viii) except for Freddie Mac Mortgage Loans or Fannie Mae Mortgage Loans, all payments and all rights to payment of principal, interest, tax and insurance escrows, impound accounts, and other distributions thereon or products and proceeds of the Pledged Servicing Rights, all accounts, payment intangibles and general intangibles arising from, under or in respect of the Pledged Servicing Rights or relating thereto, and all accessions or additions to and all substitutions for any of the Pledged Servicing Rights;

(ix) all instruments, documents, or writings evidencing any monetary obligation, account, payment intangible, general intangible or security interest in any of the Pledged Servicing Rights, whether now existing or hereafter arising, accruing or acquired; and

(x) all security for or claims against others in respect of the Pledged Servicing Rights;

(b) All Pledged Servicing Receivables (whether classified as instruments, accounts, payment intangibles or general intangibles under the Code), together with:

(i) Except for Freddie Mac Mortgage Loans, all rights to compensation due or to become due to Borrower in consideration of the performance of the duties and obligations of Borrower under or in respect of any Servicing Agreements;

(ii) all rights to funds from any and all Servicer’s Deposit Accounts which Borrower has the right, free and clear of any Agency or Maker right and restrictions or any other restrictions imposed by Law, to withdraw from to reimburse Borrower for monies advanced by Borrower as the servicer of Mortgage Loans, provided that with respect to any Freddie Mac Mortgage Loan, Borrower’s pledge of Collateral hereunder will not include Borrower’s present and future right to reimbursement for servicer advances, including for principal, interest, taxes, insurance and other reimbursable expenses related to Pledged Servicing Rights;

(iii) all profits, income, surplus, moneys and revenues of any kind accruing, and all accounts arising, under or in respect of the Pledged Servicing Receivables;

(iv) all accounts, payment intangibles and general intangibles, whether now or hereafter existing (including all of Borrower’s present and future rights to have and receive interest and other compensation, whether or not yet accrued, earned, due or payable), under or arising out of any or all of the Pledged Servicing Receivables;

(v) all of Borrower’s right, title and interest in and to any and all security for or claims against others in respect of the Pledged Servicing Receivables;

(vi) all of Borrower’s files, surveys, certificates, correspondence, appraisals, tapes, discs, cards, accounting records and other information and data directly and solely relating to any of the Pledged Servicing Receivables; and

(vii) all of Borrower’s proceeds and rights to proceeds of any sale or other disposition of any or all of the Pledged Servicing Receivables;

(c) The Pledged Deposit Account; and

(d) All rights to have and receive any of the Collateral described above, all accessions or additions to and substitutions for any of such Collateral, together with all renewals and replacements of any of such Collateral, all other rights and interests now owned or hereafter acquired by Borrower in, under or relating to any of such Collateral or referred to above and all Proceeds of any of such Collateral; all of Borrower’s present and future accounts, payment intangibles and general intangibles arising from or relating to any of the Pledged Servicing Receivables or any such other property as may be specifically pledged in writing by Borrower to Bank; all other rights and interests of Borrower in, under or, in the case of Servicing Rights only, relating to any of such property described or referred to in this definition, all of Borrower’s rights and interests (but none of its obligations) in, to and under all contracts and agreements, whether oral or written, relating thereto; any instruments, documents or writings evidencing any monetary obligation, contract right, account or security interest in any of such property or its proceeds accruing or accrued and all other rights and interests in and to any and all security for or claims against others in respect of any of the property described or referred to in this definition; all books, records, contract rights, instruments, documents (including all documents of title), chattel paper and proceeds relating to, arising from or by virtue of or collections with respect to, or comprising part of, any of such property described or referred to in this definition, including all insurance and claims for insurance effected or held for the benefit of Borrower or Bank in respect of any of the foregoing, in each case whether now existing or hereafter arising, accruing or accrued; and all other rights and interests in and to any and all security for or claims against others in respect of any of the rights, interests and property described or referred to in this definition.

Bank understands and agrees that the Collateral includes rights that may be transferred or acquired by the applicable Agency under its Servicing Agreement, are derivative of servicer’s rights under the Servicing Agreement and, as such, are subject to revision by the Agency or standby servicer, in an event of default or extinguishment. Bank and Borrower acknowledge and agree that with respect to a Freddie Mac Mortgage Loan, “Collateral” does not include servicing advances subject to reimbursement from Freddie Mac related to mortgage servicing contract rights subject to the Freddie Mac Requirements or payments of principal, interest, taxes and/or insurance made by any borrower in respect of a Freddie Mac Mortgage Loan.

Bank’s rights in the Collateral shall in all events be subject to the rights of each Agency under the applicable Acknowledgment Agreement and Agency Guidelines and shall expressly exclude the Servicer’s Deposit Accounts other than the Pledged Deposit Accounts.

Further, in no event shall “Collateral” for any purpose hereunder include any portion of the Pledged Servicing Rights or Pledged Servicing Receivables associated with any Freddie Mac Mortgage Loans or under any Servicing Agreement with Freddie Mac unless and until the Freddie Mac AA Date shall have occurred.

“Commitment” means the obligation of Bank to make the Revolving Loan in an aggregate principal amount at any time outstanding up to but not to exceed in the aggregate the Borrowing Limit in effect from time to time.

“Committed Sum” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit C attached hereto, prepared by and executed by an Authorized Officer of Borrower.

“Consolidated” means the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s consolidated financial statements, financial position, financial condition, assets, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, assets, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Control Agreement” means an agreement, the terms of which are reasonably satisfactory to Bank, which is executed by Bank, Borrower and an Eligible Institution which perfects Bank’s first priority security interest in any deposit or securities account and pursuant to which Bank is given “control” of such deposit account or securities account in accordance with the Code.

“Conversion Date” means the earlier to occur of (i) the Revolving Commitment Termination Date and (ii) the date Bank may elect, upon the occurrence and continuation of an Event of Default; provided that in no event shall the Conversion Date be deemed to occur if the maturity of the Revolving Loan has been accelerated or if there is any then-existing Event of Default unless Bank has so waived the same in writing and determined to permit the Conversion Date to occur.

“Conversion Loan” has the meaning set forth in Section 2.1.

“Conversion Loan Maturity Date” means the earlier of (a) the third annual anniversary of the Conversion Date and (b) the date on which the Conversion Loan is accelerated as the result of an Event of Default under the Loan Documents.

“Conversion Loan Period” means the period beginning on the Conversion Date and ending on the Conversion Loan Maturity Date.

“Conversion Loan Principal Balance” means (i) on the Conversion Date, the outstanding balance of the Revolving Loan and (ii) after the Conversion Date, the aggregate unpaid principal balance of the Conversion Loan on any date of determination.

“Cost of Servicing Fee” means, with respect to each Mortgage Loan in a Qualifying ESS Transaction, a minimum servicing fee of one-eighth of one percent (0.125%) (or such greater amount reasonably approved by Bank, reflecting the base amount reasonably necessary to be retained by Borrower to enable Borrower (or any Sub-Servicer retained by Borrower) to discharge its servicing obligations in accordance with applicable Laws, Agency Guidelines and prudent servicing standards).

“Current Financial Statements” means the financial statements of Borrower most recently submitted to Bank.

“Debt” means with respect to any Person at any time (without duplication), (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, except with respect to past due amounts that are being disputed by Borrower in good faith and for which adequate reserves have been established; (d) all capital lease obligations of such Person; (e) all Debt or other obligations of others guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP, or other method of accounting acceptable to Bank, would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a capital lease obligation; (j) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (k) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (l) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends.

“Debt Service Coverage Ratio” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Debtor Relief Laws” means the Bankruptcy Code of the United States (Title 11 of the United States Code, et seq.) and all other applicable liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

“Default” means any event, fact or circumstance that, with the giving of notice, the passage of time or both, shall constitute an Event of Default.

“Effective Date” has the meaning provided in the introductory paragraph hereof.

“Eligible Institution” means a depository institution or trust company incorporated under the laws of the United States or any state thereof, insured by the Federal Deposit Insurance Corporation and subject to supervision and examination by federal or state banking authorities, so long as Bank shall have approved such depository institution or trust company, which approval shall not be unreasonably withheld, conditioned or delayed.

“Eligible Pledged Servicing Right” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., as the same may be amended or supplemented from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any governmental authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“ESS Acquisition Agreement” shall mean (i) each Closing Date Acquisition Agreement and (ii) each other applicable sale agreement whereby Borrower has sold an interest in any Excess Servicing Spread related to any Servicing Rights to an ESS Investor, and “ESS Acquisition Agreements” shall mean the foregoing, collectively.

“ESS Control Agreement means an agreement, the terms of which are reasonably satisfactory to Bank, which is executed by Bank, the applicable Obligated Party and the applicable financial institution holding such deposit or securities account which perfects Bank’s first priority security interest in any ESS Distribution Account and pursuant to which Bank is given “control” of the ESS Distribution Account in accordance with the Code and is identified as the first-lien creditor in relation to the ESS Investor.

“ESS Distribution Account” means each “Distribution Account” as defined in any Closing Date Acquisition Agreement and any deposit or securities account established in accordance with any ESS Acquisition Agreement for the deposit of amounts of the Excess Servicing Spread payable to the applicable ESS Investor pursuant to the terms of any ESS Acquisition Agreement.

“ESS Investor” means each of (a) Closing Date Investor and (b) any other “purchaser” or other counterparty under any ESS Acquisition Agreement, in each case as approved by Bank.

“ESS Pledge” shall mean (a) that certain Limited Guaranty, Pledge and Security Agreement dated as of the Effective Date given by the Closing Date Investor to Bank pledging all of its right, title and interest under the Closing Date Acquisition Agreements and to the Excess Servicing Spread to Bank as security for the Indebtedness and Obligations and (b) any other guaranty, pledge and security agreement executed and delivered by any ESS Investor to Bank pursuant to which such ESS Investor pledged all of its right, title and interest under any ESS Acquisition Agreement to Bank as security for the Indebtedness and Obligations which shall be in form and substance acceptable to Bank.

“ESS Pledge Documents” means (i) an ESS Pledge; (ii) each ESS Control Agreement; (iii) with respect to any ESS Investor, those documents and instruments contemplated in Section 4.1(a) through (d) and Section 4.1(j) and (i) hereof and (iv) such other items as Bank may reasonably request.

“ESS Subordination Agreement” means (a) that certain Subordination and Intercreditor Agreement dated as of the Effective Date entered into among Bank, Borrower and the Closing Date Investor and (b) each other Subordination and Intercreditor Agreement entered into among Bank, Borrower and the Closing Date Investor, as any may be amended, restated, supplemented or otherwise modified from time to time, in form and substance satisfactory to the Bank.

“ESS Transaction Documents” means each of:

(i) (A) written notice of Borrower’s intent to sell an interest in any Excess Servicing Spread related to any Servicing Rights to an ESS Investor and (B) any ESS Acquisition Agreement (including any Closing Date Acquisition Agreement) or any other agreements, documents, consents and approvals pursuant to which such transaction is to be consummated, in each case, in form and substance reasonably satisfactory to Bank; and

(ii) with respect to the Closing Date Acquisition Agreement, the ESS Pledge Documents and thereafter, each ESS Pledge Document with respect to such ESS Investor.

“Excess Servicing Spread” means, with respect to any MSR Mortgage Loan, (i) all, or a portion of, the excess, if any, created by the stream of cash flows arising from the Servicing Rights with respect to such Mortgage Loan in an amount equal to (a) such stream of cash flows minus (b) the Cost of Servicing Fee with respect to such Mortgage Loan and (ii) the excess between the sum of (a) any and all incidental income (such as late fees, assignment transfer fees, returned check fees and other fees) earned as servicer with respect to any Mortgage Loans that are supplemental to any servicing spread payable under any Servicing Agreement and (b) the Cost of Servicing Fee minus the cost of servicing related to such Mortgage Loan (which amount set forth in this clause (ii) may be described as the “Reference Spread” in accordance with the Closing Date Acquisition Agreement to which Parent Guarantor is a party).

“Event of Default” has the meaning set forth in Article Nine of this Agreement.

“Excluded Mortgage Loans” means those Mortgage Loans described in the mortgage loan schedule attached hereto as Annex I, as the same may be amended, modified or supplemented from time to time.

“Fannie Mae” means the Federal National Mortgage Association and any successor.

“Fannie Mae Acknowledgment Agreement” means the Acknowledgment Agreement entered into among Bank, Borrower and Fannie Mae, dated as of the date hereof, as amended from time to time in accordance with its terms.

“Fannie Mae Subordination Agreement” means (a) the Subordination of Interest Agreement by and among Borrower, Closing Date Investor and Fannie Mae dated as of May [___], 2024, pursuant to which Fannie Mae consents to, among other things, the sale of Excess Servicing Spread related to the Fannie Mae Mortgage Loan to the Closing Date Investor under the applicable ESS Acquisition Agreement and (b) any other subordination of interest agreement between among Borrower, Fannie Mae and any ESS Investor.

“Fannie Mae Guides” means the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide, each as amended, supplemented or modified from time to time.

“Fannie Mae Lender Contract” has the meaning set forth in Section 3.6.

“Fannie Mae Mortgage Loans” means the Mortgage Loans owned, guaranteed or securitized by Fannie Mae.

“FHA” means the Federal Housing Administration and any successor.

“Fiscal Quarter” shall mean each period of three calendar months ending on the last day of March, June, September and December of each year.

“Fiscal Year” shall mean each period of twelve (12) calendar months ending December 31 of each year.

“Fitch” means Fitch Ratings, Inc., or any successor.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, its successors and assigns.

“Freddie Mac AA Date” means the date on which the Freddie Mac Acknowledgment Agreement has been executed and delivered by Freddie Mac and each of the other parties thereto.

“Freddie Mac Acknowledgment Agreement” means the Acknowledgment Agreement, dated as of the Freddie Mac AA Date, entered into among Borrower, Bank and Freddie Mac.

“Freddie Mac Downgrade” means Freddie Mac (i) disqualifies or suspends the Borrower’s eligibility to sell Mortgages to Freddie Mac pursuant to Section 2301.1 of the Freddie Mac Guide (but Borrower retains it eligibility as a Freddie Mac Servicer) or (ii) disqualifies or suspends the Borrower’s eligibility to service Freddie Mac Mortgage Loans pursuant to Section 2301.2 of the Freddie Mac Guide (but Borrower retains it eligibility as a Freddie Mac Seller).

“Freddie Mac Guide” means the Freddie Mac Single-Family Seller/Servicer Guide, as it may be modified, amended or supplemented from time to time.

“Freddie Mac Mortgage Loans” means those Mortgage Loans owned or guaranteed by Freddie Mac.

“Freddie Mac Pledged Collateral” means all Freddie Mac Collateral (as defined in Section 1101.2(c)(vi) of the Freddie Mac Guide.).

“Freddie Mac Purchase Documents” has the meaning given to the term “Purchase Documents” in the Freddie Mac Guide.

“Freddie Mac Requirements” means the terms and provisions set forth in the Freddie Mac Acknowledgment Agreement, the Freddie Mac Servicing Contract, the Freddie Mac Guide and the other Freddie Mac Purchase Documents, in each case, together with any amendments, modifications or supplements thereto.

“Freddie Mac Seller” has the meaning given to the term “Seller” in the definition of “Seller/Servicer” set forth in the Glossary to the Freddie Mac Guide.

“Freddie Mac Servicer” has the meaning given to the term “Servicer” in the definition of “Seller/Servicer” set forth in the Glossary to the Freddie Mac Guide.

“Freddie Mac Servicing Contract” means the unitary, indivisible master servicing contract comprising all the rights, duties, obligations, representations, warranties, covenants and agreements between Borrower and Freddie Mac, as set forth in the Freddie Mac Purchase Documents.

“Freddie Mac Servicing Contract Rights” means the indivisible, conditional, non-delegable right and obligation of the Borrower to perform servicing of the Covered Mortgages (as defined in the Freddie Mac Acknowledgment Agreement) for Freddie Mac in accordance with, subject to, and under the Freddie Mac Servicing Contract.

“Freddie Mac’s Superior Interests” means (i) the first-priority and continuing security interest of Freddie Mac in the Freddie Mac Collateral, and (ii) all rights, powers, interests, and prerogatives of Freddie Mac under the Freddie Mac Requirements.

“Freddie Mac VPC Agreement” means any bulk or flow purchase Voluntary Partial Cancellation of Servicing Contract Rights Agreement by and between Freddie Mac and Borrower, whether currently in effect or executed in the future, whereby Borrower relinquishes Freddie Mac Servicing Contract Rights to Freddie Mac, as amended or modified from time to time.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable under the circumstances and in effect as of the date in question.

“Ginnie Mae” means the Government National Mortgage Association and any successor.

“Guarantor” means Parent Guarantor and any other Person who from time to time guarantees all or any part of the Indebtedness.

“Guaranty Agreement” means that certain Guaranty executed and delivered by Parent Guarantor dated as of the date hereof, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“HUD” means the United States Department of Housing and Urban Development and any successor.

“Impacted Servicing Rights” means Pledged Servicing Rights that are subject to a Qualifying ESS Transaction or any other sale, transfer, assignment or other disposition of Excess Servicing Spreads.

“Inchoate Lien” means any Lien for Taxes not yet due and payable and any mechanic’s Lien and materialman’s Lien for services or materials for which payment is not yet due.

“Increased Committed Sum” has the meaning set forth in Section 2.5(a).

“Indebtedness” means all present and future indebtedness, obligations, and liabilities of Borrower to Bank, including all direct and contingent obligations arising under letters of credit, banker’s acceptances, bank guaranties and similar instruments, overdrafts, Automated Clearing House obligations, and all other financial accommodations which could be considered a liability under GAAP, or other method of accounting acceptable to Bank, and all renewals, extensions, and modifications thereof, or any part thereof, now or hereafter owed to Bank by Borrower, and all interest accruing thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligation, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to (i) any of the Loan Documents and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto and (ii) any other documents or agreements between Borrower and Bank, together with all renewals and extensions thereof or any part thereof, and all present and future amendments thereto.

“Initial Committed Sum” means Sixty-Five Million and No/100 Dollars ($65,000,000.00) at any one time.

“Interim Sub-Servicer” means any servicer or subservicer that performs any services for or on behalf of the Borrower with respect to any Additional Mortgage Loans in accordance with the terms of MSR Acquisition Agreements (or any interim servicing agreement entered into in connection therewith).

“Interim Sub-Servicer Notice” means an Interim Sub-Servicer Notice in the form attached hereto as Exhibit E executed by Borrower and the Interim Sub-Servicer.

“Key Person” means James Payor, an individual.

“Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any city or municipality, state, commonwealth, nation, country, territory, possession, or any Tribunal.

“Leverage Ratio” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction in respect of any of the foregoing).

“Liquid Assets” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Litigation” means any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any agreement, document, or instrument.

“Loan” means the Revolving Loan and the Conversion Loan, collectively.

“Loan Documents” mean this Agreement, each Promissory Note, the Security Documents, the ESS Pledge Documents, each ESS Subordination Agreement and any and all other agreements, documents, and instruments executed and delivered in connection with the Loan, and any future amendments thereto, or restatements thereof, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents, and instruments. For the avoidance of doubt, the Acknowledgment Agreements are not considered “Loan Documents”.

“MAE Notice” has the meaning set forth in Section 9.15.

“Maker” means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumptor thereof, and each mortgagor or grantor under a Mortgage Loan, whether or not such Person has personal liability for its payment of the Mortgage Loan evidenced or secured thereby, in whole or in part.

“Margin Call” has the meaning set forth in Section 2.4.

“Material Adverse Effect” means any set of circumstances or event which with respect to Borrower or any Obligated Party (a) could reasonably be expected to have a material adverse effect upon the validity, performance, or enforceability of any Loan Document against such Person or on the rights or remedies of any Secured Party under the Loan Documents, (b) is or could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), properties, liabilities (actual or contingent), business operations or prospects of such Person, (c) is, or could reasonably be expected to, have a material adverse effect on the value of a substantial part of the Collateral or (d) could reasonably be expected to materially impair the ability of such Person to pay the Indebtedness or to fulfill its Obligations under the Loan Documents.

“Maturity Date” means the earlier of the Revolving Loan Maturity Date and the Conversion Loan Maturity Date.

“Maximum Committed Sum” means One Hundred Million and No/100 Dollars ($100,000,000.00) at any one time.

“Maximum Rate” means the maximum non-usurious rate of interest (or, if the context so requires, an amount calculated at such rate) which is permitted to be contracted for, charged, taken, reserved, or received in this transaction under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Loan Documents.

“MBS” means a mortgage pass-through security, collateralized mortgage obligation, REMIC or other security that (a) is based on and backed by an underlying pool of Mortgage Loans and (b) provides for payment by its issuer to its holder of specified principal installments and/or a fixed or floating rate of interest on the unpaid balance and for prepayments to be passed through to the holder, whether issued in certificated or book-entry form and whether or not issued, guaranteed, insured or bonded by Fannie Mae, Freddie Mac, any other Agency, an insurance company, a private issuer or any other Person.

“Minimum Utilization Amount” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“More Favorable Agreement” has the meaning set forth in Section 6.15.

“Mortgage Loan” means a loan evidenced by a Mortgage Note and secured by a Security Instrument.

“Mortgage Note” means a full recourse promissory note secured by a Security Instrument and evidencing a Mortgage Loan.

“MSR Acquisition Agreements” means the documents governing the acquisition by Borrower of the servicing rights with respect to any Additional Mortgage Loans.

“MSR Mortgage Loans” means all Mortgage Loans associated with the Fannie Mae Servicing Rights and the Freddie Mac Servicing Rights other than the Excluded Mortgage Loans.

“MSR Utilization Amount” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Net Income” means, for any particular period, Borrower’s net income (after provision for taxes), as determined in accordance with GAAP.

“Non-Utilization Fee” has the meaning set forth in the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Obligated Party” means Borrower, Guarantor, ESS Investor or any other Person who is or becomes party to any Loan Document that guarantees or secures payment and performance of the Indebtedness and/or the Obligations or any part thereof.

“Obligations” means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower or any Obligated Party to Bank as set forth in the Loan Documents.

“Organizational Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws, (b) in the case of a general partnership, its partnership agreement, (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement, (d) in the case of a limited liability company, its articles of organization and operating agreement or regulations, and (e) in the case of any other entity, its organizational and governance documents and agreements.

“Origination Fee” has the meaning set forth in Section 5 of the Additional Loan Terms and Covenants Addendum attached hereto as Exhibit A.

“Parent Guarantor” means Greenway Mortgage Holding Corporation, a Delaware corporation.

“Participant Register” has the meaning set forth in Section 12.1(c).

“Payment Date” has the meaning set forth in Section 2.6(a).

“Permitted Collateral Liens” means all (a) Liens created by or pursuant to the Loan Documents and all renewals and extensions of the same; (b) Freddie Mac’s Superior Interests and any other Liens in favor of any Agency required pursuant to the applicable Agency Guidelines, Acknowledgement Agreement and/or Approved Servicing Agreement; (c) Liens created in favor of any ESS Investor pursuant to the express terms of any ESS Acquisition Agreement so long as the same constitutes a Qualifying ESS Transaction; (d) Liens created in favor of Bank or any of its Affiliates pursuant to or in connection with any Indebtedness, whether now existing or hereafter arising, of any Obligated Party or any of its Affiliates to Bank or any of its Affiliates; and (e) such other Liens as may be approved by Bank in its sole and absolute discretion.

“Permitted Liens” has the meaning set forth in Section 7.4.

“Person” means any individual, firm, corporation, limited liability company, association, partnership, joint venture, trust, other entity, or a Tribunal.

“Pledged Deposit Account” means that certain demand deposit account with Bank styled “Greenway Mortgage Funding Corp. in trust for Western Alliance Bank” which account has been established by Borrower for the purpose of holding cash proceeds of Servicing Rights for the benefit of Bank to the extent permitted to retain such proceeds free and clear of any Agency rights or restrictions.

“Pledged Servicing Receivables” means all of Borrower’s present and future rights to have, demand, receive, recover, obtain and retain reimbursements for advances under any Servicing Agreement of payments and prepayments of principal, interest or both, and tax, assessment, maintenance fee and insurance escrow payments, and service fees and compensation, owing, paid or due to be paid on, under or in respect of the serviced Mortgage Loans that are the subject of the Servicing Agreements for which Borrower has granted Bank a security interest in the Pledged Servicing Rights related thereto, including all of Borrower’s present and future rights to have, demand, receive, recover, obtain and retain payment, reimbursement or indemnity for (or for making) advances made by Borrower (or its predecessor servicer) under the Servicing Agreements, in each case from any other source or sources, including:

(a) sums paid or to be paid by or for the accounts of the Makers in respect of such Serviced Loans;

(b) any rights to servicing fees or income with respect to the Pledged Servicing Rights as provided in each Sub-Servicing Agreement;

(c) any owner or holder of any Serviced Loan or MBS backed by such Serviced Loans under the Servicing Agreements, or any trustee, master servicer, servicer, subservicer or asset manager for any such owner;

(d) any investor (whether pursuant to an express or implied advances reimbursement covenant under a contract between such investor and Borrower or any predecessor servicer, contained in or executed pursuant to any asset management agreement or any mortgage or MBS selling or servicing guide, pursuant to any other agreement between Borrower, or any predecessor servicer, and such investor or by operation of any legal or equitable rule or principle, including subrogation), in each case related to the Pledged Servicing Rights;

(e) VA, FHA, any other governmental, government-sponsored enterprise or private mortgage insurer or guarantor;

(f) any proceeds of foreclosure or other realizations on any security for or guarantees or insurance of Serviced Loans under any Servicing Agreement in respect of which Serviced Loans an advance was made by Borrower (or its predecessor servicer);

(g) any pool insurance, title insurance or any other insurance on property or property rights comprising or covered by any Serviced Loan which is the subject of any unrecovered advance; and

(h) funds paid over to Borrower by the trustee for the holder of the related MBSs for such servicer advances as are subsequently determined to not be recoverable from such Makers.

The rights of Bank in Pledged Servicing Receivables shall in all events be subject to the prior rights of any Agency under an applicable Acknowledgment Agreement and applicable Agency Guidelines, and shall expressly exclude the Servicer’s Deposit Accounts. For the avoidance of doubt, “Pledged Servicing Receivables” do not include servicing advances subject to reimbursement from Freddie Mac or Fannie Mae related to mortgage servicing contract rights subject to the Freddie Mac Requirements or the Fannie Mae Guides, respectively, or payments of principal, interest, taxes and/or insurance made by any borrower in respect of a Freddie Mac Mortgage Loan or a Fannie Mae Mortgage Loan, respectively (all of the foregoing, collectively, the “Servicing Advance Receivables”).

“Pledged Servicing Rights” means all of Borrower’s rights and interests under any Servicing Agreements arising out of or related to the MSR Mortgage Loans, including without limitation the rights to (a) service the Serviced Loans that are the subject matter of such Servicing Agreement and (b) be compensated, directly or indirectly, for doing so; together with all Servicing Rights described in any Sub-Servicing Agreement. With respect to a Freddie Mac Mortgage Loan, “Servicing Rights” is deemed to refer to the Freddie Mac Servicing Contract Rights.

“Principal Balance” means the Revolving Loan Principal Balance during the Revolving Loan Period and the Conversion Loan Principal Balance during the Conversion Loan Period.

“Proceeds” means any “proceeds,” as such term is defined in Chapter 9 of the Code and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Tribunal (or any person acting under color of Tribunal), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Promissory Note” means the promissory note evidencing the Loan, dated as of the Effective Date, in the maximum principal amount of Sixty-Five Million Dollars ($65,000,000.00), executed by Borrower and payable to the order of Bank, in form and substance satisfactory to Bank, and all amendments, extensions, renewals, replacements, increases, and modifications thereof.

“Qualifying ESS Transaction” means any transaction for the sale of Excess Servicing Spreads by Borrower (or Parent Guarantor, as applicable) to an ESS Investor that satisfies each of the following conditions:

(i) such transaction, including the amount of the Cost of Servicing Fee and other terms, and any applicable ESS Pledge, shall have been submitted to the applicable Agency by Borrower for such Agency’s review, and such Agency shall have approved of such transaction, its terms, and any applicable ESS Pledge;

(ii) the ESS Investor purchasing any Excess Servicing Spread from Borrower under such transaction shall have executed and delivered to Bank an ESS Pledge, ESS Subordination and any other ESS Pledge Documents to Bank;

(iii) at least thirty (30) days prior to the proposed closing date of any such transaction, Borrower shall have delivered a list of the Servicing Rights proposed to be made subject to such transaction in form and substance reasonably satisfactory to Bank with a copy of such notice to the Agency;

(iv) at least ten (10) Business Days prior to the proposed closing date of any such transaction, Borrower shall have delivered drafts of each ESS Transaction Document to Bank and Bank shall have approved of the same;

(v) at least one (1) Business Day prior to the proposed closing date of any such transaction, Borrower shall have delivered each duly executed joinder to the Acknowledgement Agreement to Agency together with an ESS Pledge ;

(vi) at least one (1) Business Day prior to the proposed closing date of any such transaction, Borrower shall have delivered each duly executed ESS Transaction Document to Bank and Bank shall have approved of the same;

(vii) immediately after giving effect to such transaction, no more than sixty-two percent (62%) of the MSR Value of all Pledged Servicing Rights as of such date of determination shall constitute Impacted Servicing Rights (the “Qualifying ESS Threshold”);

(viii) the related ESS Transaction Documents shall reflect Borrower’s retention of the Cost of Servicing Fee for each Mortgage Loan relating to Impacted Servicing Rights;

(ix) the ESS Investor shall be subject to an ESS Subordination Agreement;

(x) the related ESS Transaction Documents (or the ESS Subordination Agreement) shall reflect that each ESS Investor party thereto agrees that (i) upon a “transfer of Issuer responsibility” (under and as defined in the Servicing Agreement) or any similar right, including pursuant to an enforcement action by Bank, or at any time thereafter, any interest of such ESS Investor to any related Excess Servicing Spread or to any rights or remedies under any ESS Acquisition Agreement shall be automatically extinguished and foreclosed and all Servicing Rights and servicing income will be transferred to the successor servicer or standby issuer pursuant to the Acknowledgment Agreement free and clear of any interest of such ESS Investor to any such Excess Servicing Spread or that are otherwise related to any such Servicer Appointment Right, (ii) no ESS Investor shall have any right to receive distributions in respect of its interests from the successor servicer or standby issuer pursuant to the Acknowledgment Agreement upon a “transfer of Issuer responsibility” or similar right or at any time thereafter, (iii) no ESS Investor has any right to invoke or exercise any servicer appointment right under any ESS Acquisition Agreement at any time as any amounts of Indebtedness or other Obligations remains outstanding or if any Commitment of Bank to make any Advance hereunder remains in effect and (iv) Bank has no responsibility, express or implied, to protect such ESS Investor’s rights or interests in connection with a “transfer of Issuer responsibility” or “Servicer Appointment Rights” or in connection with any subsequent transfer of any Collateral;

(xi) Borrower shall have received written confirmation from the applicable Agency that such Agency consents, does not object to, or that no such consent is necessary in connection with, entering into such ESS Transaction Documents and the transactions contemplated thereby; provided that, to the extent (a) any ESS Transaction Documents for a proposed Qualifying ESS Transaction are (i) substantially similar to the ESS Transaction Documents for an existing Qualifying ESS Transaction and (ii) to be entered into with an Affiliate or Subsidiary of an existing ESS Investor, and (b) Borrower provides an opinion of counsel or other certification satisfactory to Bank that a new written confirmation is not required under the Agency Guide, then a new written confirmation may not be required for such proposed ESS Transaction Documents in Banks sole discretion;

(xii) Borrower shall have delivered one or more certified pro forma Servicing Appraisals of the MSR Value (including reasonably detailed calculations thereof) of the Servicing Rights proposed to be made subject to such transaction, both before and after giving effect to such transaction, in form and substance acceptable to Bank; and

(xiii) Borrower shall have executed and delivered to Bank a certificate from an Authorized Officer of Borrower certifying as to the satisfaction of all the foregoing conditions set forth in this definition of “Qualifying ESS Transaction”;

(xiv) Borrower shall have delivered each other agreement, document, certification, consent, estoppel, side letter, and approval requested by Bank in its reasonable discretion, in each case, in form and substance reasonably satisfactory to Bank.

For the avoidance of doubt, to the extent that (i) Borrower has refinanced and agreed to replace any existing Excess Servicing Spread of Mortgage Loans subject to an existing Qualifying ESS Transaction with Excess Servicing Spread on later-originated Mortgage Loans (each, a “Recaptured Excess Servicing Spread”), Borrower shall deliver to Bank, prior to the transfer of such Recaptured Excess Servicing Spread to the ESS Investor, a list of the related Servicing Rights proposed to be Impacted Servicing Rights with respect to such existing Qualifying ESS Transaction and such transfer of such Recaptured Excess Servicing Spread must comply with clauses (i) through (xi) of this “Qualifying ESS Transaction” definition as and to the extent required by the Bank in its sole discretion and all other terms and conditions of this Agreement. The Bank may waive any or all of the conditions in clauses (i) through (xv) of this definition and permit a transaction to be a Qualifying ESS Transaction for purposes of this Agreement in the Bank’s sole and absolute discretion; provided, that any such waiver is in writing and presumed to extend only to the relevant individual transaction and not future transactions, and no such waiver shall be deemed to waive any other terms and conditions of this Agreement.

“Qualifying ESS Transaction Documents” means, with respect to any Qualifying ESS Transaction, the related ESS Transaction Documents.

“Release” means, as to any Person, any release, spill, emissions, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

“Remargin Amount” has the meaning set forth in Section 2.4.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Residential Real Property” means a single platted lot of land improved with a one-to-four family residence.

“Restricted Cash” means any amount of cash or Cash Equivalents of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“Revolving Commitment Extension Conditions” means satisfaction of the following conditions: (a) no (i) monetary or other material Default or (ii) Event of Default shall have occurred and be continuing and no event, or circumstance that, in Bank’s reasonable judgment, could reasonably be expected to result in a Material Adverse Effect shall have occurred; (b) Borrower shall be in compliance with the financial covenants set forth in the Additional Loan Terms and Conditions Addendum attached hereto as Exhibit A; (c) the representations and warranties of the Obligated Parties under the Loan Documents shall be true, complete and correct in all material respects as of the relevant Revolving Commitment Termination Date (except to the extent any such representation or warranty was made as of a date certain, in which case, such representations and warranties were complete and accurate in all material respects as of such date); (d) Borrower shall have made written request to extend the Revolving Commitment Termination Date no less than thirty (30) days or more than sixty (60) days prior to the then-current Revolving Commitment Termination Date; (e) Borrower shall have paid to Bank an extension fee of no less than one-quarter of one percent (0.25%) of the Committed Sum together with all other costs, fees and expenses of Bank in connection with any such extension (including the reasonable costs, fees and expenses of Bank’s attorneys) on or prior to the then-current Revolving Commitment Termination Date; (f) each Obligated Party shall have executed and delivered all such documents, instruments and certifications as Bank may reasonably require as a condition to any such extension; (g) Bank shall have consented to the extension of the Revolving Commitment Termination Date in its sole and absolute discretion; and (h) Bank and Borrower shall have received the consent of Freddie Mac, which may be evidenced by an amendment to the Freddie Mac Acknowledgment Agreement.

“Revolving Commitment Termination Date” means the two (2) Calendar Year anniversary of the Effective Date; provided that Bank may, in its sole and absolute discretion, on one or more occasions, extend the Revolving Commitment Termination Date for a term of one (1) Calendar Year from the then-current Revolving Commitment Termination Date upon the satisfaction of the Revolving Commitment Extension Conditions.

“Revolving Loan” has the meaning set forth in Section 2.1.

“Revolving Loan Maturity Date” means the earlier of (a) the Revolving Commitment Termination Date and (b) the date on which the Revolving Loan is accelerated in accordance with Section 10.1 hereof.

“Revolving Loan Period” means the period beginning on the Effective Date and ending on the earlier of (a) the Conversion Date and (b) the Revolving Loan Maturity Date.

“Revolving Loan Principal Balance” means the aggregate unpaid principal balance of the Revolving Loan on any date of determination.

“Rights” mean any remedies, powers, and privileges exercisable by Bank under the Loan Documents, at Law, equity, or otherwise.

“Secondary Account” means those deposit or securities accounts maintained by Borrower with Brex Credit, LLC into which Borrower directs funds from the Pledged Deposit Account.

“Section” and “Sections” have the meanings set forth in Section 1.7.

“Secured Party” means Western Alliance Bank, an Arizona corporation, and its participants, successors and assigns.

“Security Documents” means this Agreement, each Control Agreement, each ESS Control Agreement, each Acknowledgment Agreement, each ESS Pledge and each other pledge agreement, security agreement or similar agreement or document required by or delivered to Bank from time to time that purports to create a Lien in favor of any Secured Party to secure payment or performance of Indebtedness or Obligations or any portion thereof.

“Security Instrument” means a full recourse mortgage or deed of trust securing a Mortgage Loan and granting a perfected first priority lien on Residential Real Property.

“Serviced Loans” means all Mortgage Loans serviced or required to be serviced by Borrower with respect to Pledged Servicing Rights under any Servicing Agreement, irrespective of whether the actual servicing is done by another Person (a subservicer) retained by Borrower for that purpose.

“Servicer” means a Person (which may, or shall, mean Borrower if the context permits or requires it) retained by the owner (or a trustee for the owner) of Mortgage Loans to service them under a Servicing Agreement.

“Servicer Downgrade Event” means any debt, deposit, financial strength or any other financial, operational or performance rating for Borrower, a Servicer or any Sub-Servicer is downgraded one or more levels by Moody’s, Fitch or S&P.

“Servicer’s Deposit Accounts” means any deposit account(s) maintained with a financial institution (which may be Bank) for deposits of principal and interest payments or taxes and insurance payments made by Makers of Serviced Loans and all custodial and escrow accounts, irrespective of how such account is styled or who is the designated owner of such account, in respect of which Borrower, as servicer, has the right (whether absolute or conditional) to make withdrawals to reimburse itself (or to be reimbursed by withdrawals from such account by an owner of the related Serviced Loans or a trustee for such owner which such owner or trustee is contractually obligated to make and pay over to Borrower upon Borrower’s request therefor) for having made servicer advances to pay any or all of the following: scheduled principal and interest payments and property taxes and insurance payments. Notwithstanding any contrary provision of this Agreement, Bank disclaims any security interest, lien, right of setoff or other interest in the funds in any Servicer’s Deposit Account to the extent of any such funds that are required to be paid to any Maker pursuant to applicable Law or that cannot be withdrawn from such account free and clear of all Agency rights and other restrictions on transfer under the Agency Guidelines.

“Servicing Advance Receivables” shall have the meaning given such term in the definition of “Pledged Servicing Receivables”.

“Servicing Agreement” means, with respect to any Person, the arrangement with an Agency, whether or not evidenced in writing, pursuant to which that Person acts as servicer of Mortgage Loans, whether or not any of such Mortgage Loan is owned by such Person including, with respect to Fannie Mae Mortgage Loans, the Fannie Mae Guides and the Lender Contract (as defined in the Fannie Mae Guides) and with respect to Freddie Mac Mortgage Loans, the unitary, indivisible master servicing contract comprising all the rights, duties, obligations, representations, warranties, covenants and agreements between Borrower and Freddie Mac, as set forth in the Freddie Mac Requirements.

“Servicing Appraisal” means a written appraisal or evaluation by a servicing appraiser, acceptable to Bank, in its sole discretion, evaluating the fair market value of all of the Servicing Rights or all of the Pledged Servicing Rights, as applicable, as of a date stated in the written report of such evaluation, each such evaluation and report to be made at Borrower’s expense and in a form reasonably acceptable to Bank, it being understood that, for purposes of this Agreement, (i) if the opinion of value in any such independent appraisal or evaluation is expressed as a range of values, then for purposes of this Agreement, the market value shall be deemed the midpoint (the average of the limits) of the range and (ii) each Servicing Appraisal shall take into account customary factors, including current market conditions and the fact that the Servicing Rights may be terminated by the relevant Servicing Agreement’s counterparty, or sold or otherwise disposed of, under circumstances where Borrower is in default under this Agreement. Borrower acknowledges that each Servicing Appraisal’s determination of market value is for the limited purpose of determining an advance rate for purposes of the financing provided in this Agreement. Situs AMC, MIAC and MCT are hereby expressly approved as vendors to provide Servicing Appraisals. Borrower and Bank shall make all commercially reasonable efforts to cause Blue Water Financial, LLC to be approved as a vendor to provide Servicing Appraisals, subject to completion by Blue Water Financial, LLC of Bank’s then-current vendor management approval process.

“Servicing Portfolio” means Borrower’s entire portfolio of Serviced Loans.

“Servicing Portfolio Seriously Delinquent Rate” means the total number of Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans in Borrower’s Servicing Portfolio that are ninety (90) days or more delinquent (using the Mortgage Bankers Association method of calculating delinquency) divided by the total number of all Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans in Borrower’s Servicing Portfolio.

“Servicing Rights” means all of Borrower’s rights and interests under any Servicing Agreement relating to the MSR Mortgage Loans, including the rights to (a) service the Serviced Loans that are the subject matter of such MSR and (b) be compensated, directly or indirectly, for doing so; provided, that with respect to a Freddie Mac Mortgage Loan, “Servicing Rights” is deemed to refer to the Freddie Mac Servicing Contract Rights. With respect to a Fannie Mae Mortgage Loan, “Servicing Rights” is deemed to refer to the indivisible, conditional, non-delegable contract right and obligation to service loans for and on behalf of Fannie Mae.

“Sub-Servicer” means any subservicer that performs any services for or on behalf of the Borrower with respect to the Collateral (whether pursuant to the terms of any Sub-Servicing Agreement or any MSR Acquisition Agreement).

“Sub-Servicer Notice” means a Sub-Servicer Notice in the form attached hereto as Exhibit D executed by Borrower and the applicable Sub-Servicer.

“Sub-Servicing Agreement” means any agreement between Borrower and any Sub-Servicer whereby such Sub-Servicer performs any services with respect to the Collateral (including, during the terms thereof, those portions of any MSR Acquisition Agreement or interim servicing agreement entered into in connection therewith appointing any Interim Sub-Servicer as a servicer of any Mortgage Loans which constitute Pledged Servicing Rights).

“Subsection” and “Subsections” have the meanings set forth in Section 1.7.

“Subsidiary(ies)” means any entity more than fifty percent (50%) of whose ownership, equity or voting interest now or hereafter is owned directly or indirectly by Borrower or any Subsidiary or may be voted by Borrower or any Subsidiary.

“Tangible Net Worth” means, for any Person at any particular time, all amounts which, in conformity with GAAP, or other method of accounting acceptable to Bank, would be included as owner’s equity on a balance sheet of a Person.

“Taxes” means all taxes (including withholding), assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Laws or by any Tribunal, excluding state and local sales and use taxes.

“Tribunal” means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality.

1.2 Terms Defined in the Code. Terms (whether or not capitalized) defined in the Code which are not otherwise defined in this Agreement are used herein as defined in the Code as in effect on the date hereof.

1.3 Accounting Matters. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, or other method of accounting acceptable to Bank, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP, or other method of accounting acceptable to Bank, consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP, or other method of accounting acceptable to Bank” shall in no way be construed to limit the foregoing.

1.4 Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents nor to affect the meaning thereof.

1.5 Subject to Freddie Mac Requirements. Each of the terms and provisions of this Agreement and the other Loan Documents are subject to Section 11.18 from and after the Freddie Mac AA Date.

1.6 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. Reference herein to Borrower means each Person comprising same.

1.7 Articles, Addendums, Sections and Exhibits. All references herein to “Article,” “Articles,” “Section,” “Sections,” “Subsection,” and “Subsections” contained herein are, unless specified indicated otherwise, references to articles, sections, and subsections of this Agreement. All references herein to an “Addendum”, “Exhibit” or “Schedule” are references to exhibits or schedules attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any addendum, exhibit or schedule attached hereto which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof. The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.

ARTICLE 2
COMMITMENT TO LEND, TERMS OF PAYMENT

2.1 Loans.

(a) Revolving Loan. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Bank agrees to make one or more Advances (all such Advances collectively referred to as the “Revolving Loan”) to Borrower for Approved Purposes in an aggregate principal amount at any one time outstanding up to but not exceeding the Borrowing Limit. Within the limit of the Borrowing Limit in effect from time to time, during the Revolving Loan Period, Borrower may borrow, repay, and re-borrow outstanding amounts of the Revolving Loan, in whole or in part, at any time and from time to time from the Effective Date to the earlier of (a) the expiration of the Revolving Loan Period, or (b) the termination of the Commitment hereunder. If, by virtue of payments made on the Promissory Note during the Revolving Loan Period, the principal amount owed on the Promissory Note during the Revolving Loan Period reaches zero at any point, Borrower agrees that all of the Collateral and all of the Loan Documents shall remain in full force and effect to secure any Advances made thereafter during the Revolving Loan Period, and Bank shall be fully entitled to rely on all of the Collateral and all of the Loan Documents unless an appropriate release of all or any part of the Collateral or all or any part of the Loan Documents has been executed by Bank. All Advances not paid prior to the last day of the Revolving Loan Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to Bank shall be due and payable on the Revolving Loan Maturity Date.

(b) Conversion Loan. Upon the expiration of the Revolving Loan Period, and provided that (a) the maturity of the Revolving Loan has not been accelerated and no Default or Event of Default has occurred and is continuing; (b) no Material Adverse Effect has occurred or is reasonably expected to occur and (c) the term of the Acknowledgment Agreement shall continue through the proposed Conversion Loan Maturity Date, the Revolving Loan shall, without any further action by Borrower, convert to a term loan (the “Conversion Loan”) on the terms and conditions set forth in this Agreement. Any amount of the Revolving Loan Principal Balance that is in excess of the Borrowing Limit as of the Conversion Date shall be repaid in immediately available funds. Borrower may not request any borrowings or the making of any additional Advances during the Conversion Loan Period.

(c) Principal Balance. The Principal Balance may not exceed the Borrowing Limit at any time.

2.2 Promissory Note. The Loan shall be evidenced by, be repayable, and accrue interest in accordance with the Promissory Note. Subject to the terms and conditions in this Agreement, the Promissory Note, and the other Loan Documents, Borrower may borrow, repay, and re-borrow the Revolving Loan during the Revolving Loan Period. The unpaid Principal Balance shall be repaid as provided in the Promissory Note.

2.3 Borrowing Procedure.

(a) Borrower shall give Bank notice of each Revolving Loan by means of an Advance Request containing the information required by Bank (including the proposed date of Advance and amount thereof) and delivered (by hand, email or by mechanically confirmed facsimile) to Bank no later than 1:00 p.m. (Arizona time) on the day that is no less than three (3) Business Days prior to the date on which Borrower desires that an Advance on the Revolving Loan be made. Bank, at its option, may accept telephonic requests for such Advances, provided, however, that such acceptance shall not constitute a waiver of Bank’s right to require delivery of an Advance Request in connection with subsequent Advances on the Revolving Loan. Any telephonic or email request for a Revolving Loan by Borrower shall be promptly confirmed by Borrower’s submission of a properly completed Advance Request to Bank, but failure to deliver an Advance Request shall not be a defense to payment of a Revolving Loan. Bank shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Bank’s honoring of any written requests (which may include transmissions by electronic mail), execution of any written instructions, written authorizations or written agreements or reliance on any reports communicated to it by facsimile or electronically, and which Bank reasonably believes have been sent to Bank by Borrower and Bank shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it provided that it reasonably appears to have been sent to Bank by Borrower. Subject to the terms and conditions of this Agreement, each Revolving Loan shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Bank.

(b) The aggregate principal amount of each Advance shall (i) be in an aggregate principal amount that is an integral multiple of One Hundred Thousand Dollars ($100,000) and (ii) not be less than Two Hundred Fifty Thousand Dollars ($250,000). Bank shall in no event be required to make any Advance at any point as the Principal Balance exceeds the Borrowing Base (or if any such Advance would cause the Principal Balance after giving effect to such Advance to exceed the Borrowing Base).

2.4 Remargin Requirement. If at any time the Principal Balance (whether constituting the Revolving Loan or the Conversion Loan) exceeds, as of the date of determination, sixty-five percent (65%) of the fair market value of the Eligible Pledged Servicing Rights as reflected in the Servicing Appraisal deemed most accurate, as determined by Bank in its sole discretion (such excess, a “Remargin Amount”), then any such Remargin Amount shall be payable by Borrower on demand and Bank may by written or electronic notice to Borrower require Borrower to transfer to Bank in cash in an amount at least equal to the Remargin Amount or otherwise provide additional Eligible Pledged Servicing Rights to the Borrowing Base to cause the Principal Balance to be less than or equal to sixty-five percent (65%) of the fair market value of the Eligible Pledged Servicing Rights that constitute Collateral (such requirement, a “Margin Call”). Notice delivered pursuant to this Section 2.4 may be given by any written or electronic means permitted pursuant to Section 11.3. Any notice shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (Arizona time) on the second (2nd) Business Day immediately following such notice. The failure of Bank, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Bank to do so at a later date. Borrower and Bank each agree that a failure or delay by Bank to exercise its rights hereunder shall not limit or waive Bank’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Borrower.

2.5 Modifications to Committed Sum. At any time and from time to time during the Revolving Loan Period, the Committed Sum may be increased to any amount up to the Maximum Committed Sum upon Borrower’s written request for an increase (the “Accordion Exercise Request”) in the form attached hereto as Exhibit G and satisfaction of the following conditions:

(i) The Accordion Exercise Request shall be delivered not less than ten (10) nor more than forty-five (45) days prior to the proposed increase;

(ii) The proposed increase shall be in an aggregate principal amount that is an integral multiple of One Hundred Thousand Dollars ($100,000) and shall be for a minimum amount of Ten Million Dollars ($10,000,000);

(iii) No (i) monetary or other material Default or (ii) Event of Default shall have occurred and be continuing;

(iv) No Material Adverse Effect has occurred or would otherwise result from such increase and Borrower shall be in proforma compliance with the financial covenants set forth in Article 8 after giving effect to any such increase;

(v) Bank has received Borrower’s and Parent Guarantor’s unaudited consolidated balance sheets and related unaudited interim consolidated statements of income and retained earnings of cash flows of Borrower for (1) the most recently ended Fiscal Quarter and (2) the period from the first day of the then-current Fiscal Year through the end of such Fiscal Quarter, each dated no earlier than forty-five (45) days prior to the Accordion Exercise Date, and no material adverse change in the financial condition of Borrower has occurred since the date of such statements;

(vi) Each of the representations and warranties of any Obligated Party in the Loan Documents are complete and accurate in all material respects as of the Accordion Exercise Date, except to the extent any such representation or warranty was made as of a date certain, in which case, such representations and warranties were complete and accurate in all material respects as of such date;

(vii) Borrower has delivered a certification as of the Accordion Exercise Date representing as to those matters set forth above and further certifying that (1) to the best of Borrower’s knowledge, Borrower has no claims, counterclaims, defenses, or setoffs with respect to the Revolving Loan or the Loan Documents; (2) the Loan Documents remain the legal, valid, and binding obligations of the Obligated Parties, enforceable against the Obligated Parties in accordance with their terms; (3) Borrower is validly existing under the Laws of its respective state of organization and has the requisite power and authority to execute and deliver the Accordion Exercise Request and to perform its obligations under the Loan Documents (as the loan amount is increased thereunder); and (4) the execution and delivery of the Accordion Exercise Request and the performance of the Facility Documents have been duly authorized by all requisite action by or on behalf of Borrower;

(viii) Bank shall have received such consents as may be required under any Acknowledgment Agreement and confirmed the same shall remain in full force and effect following any proposed increase;

(ix) Bank has received evidence that Borrower is in good standing in its respective state of organization and, in Bank’s discretion, the UCC searches indicating the existence of any liens against any of the assets and collateral that is the subject of the Loan Documents.

(x) Borrower shall have executed and delivered Promissory Note to Bank undertaking the Commitment for the Accordion Increase in an aggregate amount equal to the Accordion Increase.

(xi) Borrower shall have paid for any amounts due or payable in connection with any Accordion Exercise Request including, on each Accordion Exercise Date, an origination fee payable to Bank with respect to any Accordion Increase being made on such Accordion Exercise Date, in the amount of one-half of one percent (0.50%) of the amount of the Accordion Increase as of such Accordion Exercise Date. These fees shall be deemed fully earned as of the Effective Date and the applicable Accordion Exercise Date and shall be nonrefundable when paid.

(xii) Bank shall have received amendments to this Agreement and the Loan Documents, and all other promissory notes, agreements, documents and instruments reasonably satisfactory to Bank in its reasonable discretion evidencing and setting forth the conditions of the Accordion Increase, which shall include affirmations from any Obligated Party that their obligations under the Loan Documents remain in full force and effect.

(xiii) Bank shall have consented to the proposed Accordion Increase in its sole and absolute discretion.

Upon Bank’s grant of consent to any such increase requested by Borrower, which consent may be granted or withheld subject to, among other things, the satisfaction of the conditions provided for hereunder as determined by Bank in its sole discretion, the Committed Sum shall be increased to, and for all purposes hereof shall be deemed to be, the sum of (i) the Initial Committed Sum and (ii) any increase to the Initial Committed Sum in accordance with this Section 2.5 (such increased amount, the “Accordion Increase” and the sum of the Accordion Increase and the Initial Commitment Sum, the “Increased Committed Sum”). In no event may the Increased Committed Sum exceed the Maximum Committed Sum.

2.6 Purpose of Loans. Borrower represents that the proceeds of the Revolving Loan will be used only for Approved Purposes.

2.7 Sale of Participations; Disclosure of Information. Subject to the terms of any applicable Acknowledgment Agreement and Agency Guidelines, Bank may from time to time sell or offer to sell the Indebtedness, or interests therein, to one or more assignees or participants. Any transfer or assignment by Bank is subject to the consent of each of Freddie Mac and Fannie Mae under its respective Acknowledgment Agreement to the extent required pursuant to the terms thereof. Borrower further agrees that Bank is hereby authorized to disseminate and disclose any information (whether or not confidential or proprietary in nature) Bank now has or may hereafter obtain pertaining to Borrower, the Serviced Loans, the Indebtedness or the Loan Documents (including, without limitation, any credit or other information regarding Borrower, any of its principals, or any other person or entity liable, directly or indirectly, for any part of the Revolving Loan), to (a) any assignee or participant or any prospective assignee or prospective participant, (b) any regulatory body having jurisdiction over Bank or the Indebtedness, (c) any Sub-Servicer, including without limitation, any other mortgage originator under an interservicer agreement wherein such originator will take over and service the Serviced Loans if an Agency terminates Borrower’s right to service the Serviced Loans or if Borrower otherwise defaults hereunder, and (d) any other persons or entities as may be necessary or appropriate in Bank’s reasonable judgment; provided, however, that Bank shall not disseminate or disclose any such information to any Person (other than a Person of the type referred to in clause (b) above) unless such Person is subject to a contractual obligation, fiduciary duty, or professional duty to protect and preserve the confidentiality of such information in a manner similar to that which such Person employs with respect to its own confidential information; and provided further that neither Bank nor Borrower shall disseminate or disclose the terms of (x) the Freddie Mac Acknowledgement Agreement nor the Freddie Mac Acknowledgement Agreement itself without the prior written consent of Freddie Mac or (y) the Fannie Mae Acknowledgment Agreement nor the Fannie Mae Acknowledgment Agreement itself without the prior written consent of Fannie Mae.

2.8 Order of Application. Except as otherwise provided in the Loan Documents or otherwise agreed by Bank, all payments and prepayments of the Indebtedness, including proceeds from the exercise of any Rights under the Loan Documents or proceeds of any of the Collateral, shall be applied to the Indebtedness in the following order, any instructions from Borrower to the contrary notwithstanding: (a) to the expenses for which Bank shall not have been reimbursed under the Loan Documents, and then to all indemnified amounts then due and payable under the Loan Documents, except to the extent of any such indemnified amounts that are being disputed by any Obligated Party in good faith and for which adequate reserves have been established, provided that such indemnified amounts shall be paid and applied immediately after such dispute is resolved or upon the occurrence and during the continuation of any Event of Default; (b) to fees then owed to Bank hereunder; (c) to accrued interest on the portion of the Indebtedness being paid or prepaid; (d) to the portion of the principal being paid or prepaid; (e) to the remaining accrued interest on the Indebtedness; (f) to the remaining principal; and (g) to the remaining Indebtedness. All amounts remaining after the foregoing application of funds shall be paid to Borrower.

2.9 Payment. If a scheduled payment under the Promissory Note is not made in a timely manner, Bank is authorized by Borrower to debit the amount of any such payments from the Pledged Deposit Account. If at any time the Principal Balance exceeds the Borrowing Limit, Borrower shall within two (2) Business Days repay to Bank an amount sufficient to eliminate such excess.

ARTICLE 3
COLLATERAL

3.1 Security Interests.

(a) Subject to the prior rights in favor of any Agency pursuant to the applicable Acknowledgment Agreement and Agency Guidelines, Borrower hereby pledges, assigns and grants to Bank, (i) a continuing first priority security interest in all of Borrower’s right, title and interest in and to all of the Collateral other than the Freddie Mac Pledged Collateral and (ii) from and after the Freddie Mac AA Date, a continuing security interest, subject and subordinate to Freddie Mac’s Superior Interests, in all of Borrower’s interest in all of the Freddie Mac Pledged Collateral, in each case to secure the prompt and complete payment and performance when due of all of the Indebtedness and all of the Obligations.

(b) The parties intend, from time to time, to add additional Mortgage Loans acquired by Borrower from time to time to the MSR Mortgage Loans and to make the Pledged Servicing Rights associated with the same Collateral hereunder and to make such MSR Mortgage Loans subject to the terms, covenants and conditions of the Loan Documents (any such additional MSR Mortgage Loans, the “Additional Mortgage Loans”). The addition of any Additional Mortgage Loans to the MSR Mortgage Loans shall be subject to Bank’s prior approval to do so and the satisfaction of those condition set forth in the definition of Qualifying ESS Transaction and, further, such other conditions as Bank may reasonably require, including without limitation (a) not less than thirty (30) days prior to the date on which Borrower proposes to add the servicing rights associated with the Additional Mortgage Loans as Collateral, Borrower shall have delivered to Bank a copy of any letter of intent with respect to the acquisition of the Servicing Rights associated with such Additional Mortgage Loans together with a schedule of such Additional Mortgage Loans including the unpaid principal balance of the same, the Agency on whose behalf the Additional Mortgage Loans are serviced and such other loan-level information as Borrower possess with respect to the same and information as to the proposed Interim Sub-Servicer with respect to the Additional Mortgage Loans together with a copy of any such schedule to the applicable Agency; (b) an executed “Request to Add” by Borrower and any Agency recognizing that such Additional Mortgage Loans shall be subject to the applicable Acknowledgment Agreement; (c) the Pledged Servicing Rights associated with such Additional Mortgage Loans constituting Eligible Pledged Servicing Rights and meeting all other representations, warranties and covenants relating to any Pledged Servicing Rights provided for in the Loan Documents; (d) Bank’s prior review and approval of the MSR Acquisition Agreements or any interim servicing agreements entered into in connection therewith and (e) to the extent an Interim Sub-Servicer that has been appointed to sub-service such Additional Mortgage Loans on behalf of Borrower pursuant to the terms of the MSR Acquisition Agreements, such Interim Sub-Servicer has executed and delivered an Interim Sub-Servicer Notice. Upon Bank’s approval of the addition of Additional Mortgage Loans (x) the MSR Mortgage Loans shall include such Additional Mortgage Loans without the taking of any further action by any other party hereto; (y) any and all references hereunder to Pledged Servicing Rights and Serviced Loans shall include such Additional Mortgage Loans and (z) all rights associated with the servicing of such Additional Mortgage Loans shall constitute Collateral and be subject to all of the terms, covenants and conditions of this Agreement.

3.2 Borrower Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Borrower and each other Obligated Party shall remain liable under the Servicing Agreements, contracts and other agreements to which such Person is a party and which are included in the Collateral and shall perform all of its and their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (b) Bank shall not have any obligation or liability under any of the Servicing Agreements, contracts and other agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.3 Authorization to File Financing Statements. Subject to the terms of any applicable Acknowledgment Agreement, Borrower hereby irrevocably authorizes Bank at any time and from time to time to prepare and file one or more financing statements (and any continuation statements and amendments thereto) describing the Collateral whether or not Borrower’s signature appears thereon. Not later than ten (10) Business Days following the repayment in full of all Obligations and the termination of any commitment of Bank to lend under the Loan Documents, Bank shall file or cause to be filed a termination statement with respect to each such financing statement (subject in all events to any delays in the filing or recordation of the same due to events, facts or circumstances beyond Banks’ reasonable control such as delays in filing by any Tribunal).

3.4 Pledged Deposit Account. Borrower shall establish and maintain with Bank the Pledged Deposit Account in the form of a time deposit or demand account. To the extent Borrower or any Sub-Servicer for or on behalf of Borrower is permitted to retain such amounts free and clear of any Agency rights or restrictions and also is permitted to retain such amounts free and clear of any Maker rights or restrictions under applicable Law, any and all funds, payments and reimbursements associated with any Pledged Servicing Receivables or Pledged Servicing Rights received and retained by Borrower or any Sub-Servicer for or on behalf of Borrower pursuant to the applicable Servicing Agreement, together with all proceeds from any sale or transfer of Pledged Servicing Rights permitted under this Agreement, shall promptly, and in any event within five (5) Business Days after receipt, be deposited in the Pledged Deposit Account, and Borrower shall instruct any depository institution receiving collections, payments, proceeds and funds in connection with any of the foregoing to deposit the same into the Pledged Deposit Account (provided that no payments for principal, interest, taxes or insurance by Makers of the Serviced Loans that are otherwise maintained in any Servicer’s Deposit Account shall be required to be deposited into the Pledged Deposit Account). Any and all amounts of the Excess Servicing Spreads or other amounts payable to or for the benefit of any ESS Investor pursuant to any ESS Acquisition Agreement shall be deposited into the Pledged Deposit Account prior to being deposited into the Secondary Account or any ESS Distribution Account. Borrower shall have the ability to direct monies out of the Pledged Deposit Account into the Secondary Account at any time and further direct money from the Secondary Account at any time, provided, however, during the continuance of any Event of Default, funds deposited in the Pledged Deposit Account may be distributed only with the consent of Bank.

3.5 Further Assurances Concerning Collateral. In furtherance of the foregoing, and subject to the Freddie Mac Requirements, Borrower hereby agrees to perform, or cause to be performed, such acts and duly to authorize, execute, acknowledge, deliver, file and record (or cause such actions to be taken with respect to) such financing statements, assignments, security agreements, deeds of trust, mortgages, bond powers and supplements, modifications or amendments to any of them, and such other papers as Bank may reasonably request in order to establish and preserve the priority of, perfect and protect the Liens granted or intended to be granted to Bank in and to any and all such Collateral and to preserve and protect Bank’s rights in respect of all present and future Collateral for the Indebtedness and the Obligations.

3.6 Limited Pledge of Fannie Mae Servicing Rights. Notwithstanding anything to the contrary herein or any of the other Loan Documents, the pledge of Borrower’s right, title and interest in mortgage servicing contract rights under the Fannie Mae Lender Contract shall only secure Borrower’s debt to Bank incurred under this Agreement and the other Loan Documents for the purposes of (a) purchasing additional Mortgage Loan servicing rights and retaining current Mortgage Loan servicing rights, (b) purchasing a mortgage banking company (including a management buyout of an existing mortgage banking company) or (c) securing a warehouse line of credit; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent Fannie Mae supplements or amends the corresponding requirement, whether in the Fannie Mae Guides or in the Lender Contract (as such term is defined in the Fannie Mae Guides); provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

The security interest described herein is subordinate to all rights of Fannie Mae under (i) the terms of an Acknowledgment Agreement, with respect to the Security Interest among Fannie Mae, Greenway Mortgage Funding Corp. (the “Debtor”), and Western Alliance Bank, as Secured Party and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Debtor, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Servicing Rights.

3.7 Limited Pledge of Freddie Mac Servicing. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the pledge of Borrower’s right, title and interest in mortgage servicing contract rights under the Freddie Mac Servicing Contract with Freddie Mac shall only secure Borrower’s Indebtedness and Obligations to Bank incurred (a) to fund Borrower’s purchase of additional servicing portfolios; (b) to effect Borrower’s purchase of a mortgage banking company; (c) to fund Borrower’s working capital consistent with its residential mortgage business operations; or (d) for any other purpose which Freddie Mac, in its sole and absolute discretion, considers to be consistent with the purposes of its Acknowledgment Agreement to be executed among Borrower, Bank and Freddie Mac; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent Freddie Mac supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Agreements, Acknowledgment Agreements or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; or (e) for any other purpose which Freddie Mac, in its sole and absolute discretion, considers to be consistent with the purposes of the Freddie Mac Acknowledgment Agreement; provided that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect to (a) all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Acknowledgment Agreement among Freddie Mac, the debtor and the secured party (as amended, modified, restated or supplemented from time to time, the “Freddie Mac AA”), and the Purchase Documents (as defined in the Freddie Mac AA), which include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor as a Freddie Mac-approved Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the Servicing Contract (as defined in the Freddie Mac AA) and to transfer and sell all or any portion of the Servicing Contract Rights (as defined in the Freddie Mac AA), as provided in the Purchase Documents, (b) all of Freddie Mac’s Claims (as defined in the Freddie Mac AA), and (c) the first-priority security interest of Freddie Mac in the Freddie Mac Collateral (as defined in the Freddie Mac AA).

Notwithstanding the foregoing, Borrower and Bank acknowledge and agree that with respect to any Freddie Mac Mortgage Loan, Borrower’s pledge of Collateral hereunder will not include Borrower’s present and future right to reimbursement for servicing advances, including, without limitation, for any payments of principal, interest, taxes, insurance and other reimbursable expenses made on behalf of a party obligated to repay the indebtedness with respect to such Freddie Mac Mortgage Loan. Notwithstanding references in this Agreement or any other Loan Document to any Lien or security interest in the Collateral being “first priority” (including in Sections 5.3 and 9.14), any Lien or security interest in Collateral with respect to Freddie Mac Mortgage Loans shall be subject and subordinate to Freddie Mac’s Superior Interests and shall not be deemed a “first priority” Lien or security interest in such Collateral.

Further, in no event shall “Collateral” for any purpose hereunder include any portion of the Pledged Servicing Rights or Pledged Servicing Receivables associated with any Freddie Mac Mortgage Loans or under any Servicing Agreement with Freddie Mac unless and until the Freddie Mac AA Date shall have occurred.

3.8 Periodic Valuations of Servicing Rights. The value of all Servicing Rights and/or Pledged Servicing Rights, as applicable, to Bank shall be periodically determined as provided in Exhibit A attached hereto and the Borrowing Base shall be adjusted to reflect each such determination and updating of the value of such Collateral; provided that, notwithstanding any other provision hereof to the contrary, Bank shall have the right, exercisable from time to time (daily or less often) in its sole discretion on any day after the occurrence and during the continuance of any Event of Default to mark the Servicing Rights to market, whereupon, for purposes of determining the value of the Collateral for that day (and for each day thereafter until it shall thereafter be evaluated or re-evaluated by such an approved appraiser or broker or again marked to market by Bank) such Servicing Rights shall be equal to the product of (i) the Applicable Advance Rate and (ii) the market value of such Pledged Servicing Rights on that day as determined by Bank in its sole and absolute discretion without regard to the then-current Servicing Appraisal (which market value Borrower acknowledges may be nominal). Borrower acknowledges that a determination by Bank of market value pursuant to this Agreement is for the limited purpose of determining value of the Collateral for lending or remargin purposes under this Agreement without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of Collateral achieved by obtaining competing bids in an orderly market in which the servicer is not in default, insolvent or the subject of a case in bankruptcy and the bidders have adequate opportunity to perform customary diligence.

3.9 Release of Excess Collateral. Borrower is permitted to sell Pledged Servicing Rights and excess servicing rights related thereto so long as (i) Borrower delivered written notice of its intent to sell any such Pledged Servicing Rights at least thirty (30) days (or at least fifteen (15) days for any sale in accordance with the following sentence following delivery of an MAE Notice) but no more than ninety (90) days prior to any such proposed sale; (ii) no Default or Event of Default exists following such sale; (iii) the proceeds of sale are used to prepay the Loan if any Remargin Amount then exists or would arise after giving effect to such sale (subject to any applicable prepayment fees hereunder), (iv) the Borrower shall be in compliance with the financial covenants set forth in Exhibit A on a proforma basis after giving effect to such proposed sale and (v) the proceeds thereof are deposited into the Pledged Deposit Account as required pursuant to Section 3.4 hereof. Notwithstanding the foregoing, if Bank has delivered an MAE Notice to Borrower as contemplated by Section 9.15 hereof which has not been cured or withdrawn, then Borrower may elect, at its sole discretion, to engage in either (x) the sale of all of the Pledged Servicing Rights pursuant to this Section 3.9, without regard to the conditions set forth in clause (ii) and (iv) of the immediately preceding sentence, provided that the other conditions set forth in clause (i) (as relates to an MAE Notice), (iii) and (v) of the immediately preceding sentence are satisfied and all proceeds from any such sale are used to prepay the Loan (and, to the extent all of the Pledged Servicing Rights are to be sold, the proceeds thereof are sufficient to repay any and all outstanding amounts of the Principal Balance and accrued interest and all other outstanding Indebtedness), or (y) the sale of less than all of the Pledged Servicing Rights pursuant to this Section 3.9, without regard to the conditions set forth in clause (ii) of the immediately preceding sentence, provided that the other conditions set forth in clause (i) (as relates to an MAE Notice), (iii), (iv), and (v) of the immediately preceding sentence are satisfied, and all proceeds from any such sale are used to prepay the Loan, and no Remargin Amount would exist after giving effect to such sale. Notwithstanding the foregoing, if the Borrower is required by Freddie Mac to enter into a Freddie Mac VPC Agreement with respect to Freddie Mac Mortgage Loans that have Delinquencies (as such term is defined in the Freddie Mac Guide) of ninety (90) days or greater, then the provisions of this Section 3.9 shall not prohibit the Borrower from entering into such Freddie Mac VPC Agreement. Nothing contained herein shall diminish any right of Bank with regard to any Default or Event of Default other than those which are the subject to an MAE Notice delivered pursuant to Section 9.15.

3.10 Excess Servicing Spread. As of the Effective Date, Borrower has sold the Excess Servicing Spread to the Closing Date Investor pursuant to the Closing Date Acquisition Agreements. From time to time following the Effective Date, Borrower may enter into certain Qualifying ESS Transactions, pursuant to which Borrower will sell, transfer, assign or otherwise convey to ESS Investors the interests of Borrower in Excess Servicing Spread so long as (i) Borrower provides Bank no less than thirty (30) days’ prior written notice of any proposed sale; (ii) no Default or Event of Default exists following such sale; (iii) Borrower concurrently cures any then-existing Borrowing Base Deficiency or one that otherwise arose after giving effect to such sale and (iv) the proceeds thereof are deposited into the Pledged Deposit Account as required such Impacted Servicing Rights shall remain Pledged Servicing Rights. In no event may the MSR Value of all Impacted Servicing Rights at any time exceed the Qualifying ESS Threshold.

ARTICLE 4
CONDITIONS PRECEDENT TO LENDING

4.1 Initial Extension of Credit. The obligation of Bank to make the initial Advance under the Promissory Note is subject to the condition precedent that Bank shall have received on or before the day of such Advance all of the following, each dated (as applicable and unless otherwise indicated) on or as of the Effective Date, in form and substance satisfactory to Bank:

(a) Resolutions. Certified resolutions of the directors or shareholders, as required, of Borrower and each other Obligated Party which authorize the execution, delivery, and performance by Borrower or any such Obligated Party of this Agreement and the other Loan Documents to which Borrower or any such Obligated Party is or is to be a party;

(b) Incumbency Certificate. A certificate of incumbency certified by an Authorized Officer or representative certifying the names of the individuals or other Persons authorized to sign this Agreement and the other Loan Documents to which Borrower or any other Obligated Party is or is to be a party on behalf of Borrower or any such Obligated Party together with specimen signatures of such Persons;

(c) Organizational Documents. Certified Organizational Documents for Borrower and each other Obligated Party as of a date acceptable to Bank;

(d) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower and each other Obligated Party as to the existence and good standing of Borrower or any such Obligated Party, each dated within ten (10) days prior to the date of the initial Advance;

(e) Loan and Security Agreement. This Agreement and the other Loan Documents, executed by Borrower and any Obligated Party which is a party thereto;

(f) Promissory Note. The Promissory Note, executed by Borrower;

(g) Insurance Matters. Copies of insurance certificates describing all insurance policies required by this Agreement and the other Loan Documents, together with loss payable and lender endorsements in favor of Bank with respect to all insurance policies covering Collateral;

(h) Guaranty. The Guaranty Agreement executed by Guarantor;

(i) Security Documents. The Security Documents executed by each party thereto (including, with respect to the Closing Date Investor, the ESS Pledge Documents);

(j) Legal Opinions. Market based legal opinions as to the enforceability of the Loan Documents and the due authorization, execution and delivery by the Obligated Parties of the Loan Documents to which such Obligated Party is party, together with such other matters as Bank may request;

(k) Sub-Servicer Notice. A fully-executed Sub-Servicer Notice with respect to each Approved Sub-Servicer in the form attached hereto as Exhibit D or Exhibit E, as applicable, with such modifications as Bank may approve in its sole and absolute discretion.

(l) Borrowing Base Certificate; Other Loan Documents. The Borrowing Base Certificate computed as of the Effective Date duly executed by Borrower, together with each other Loan Document, duly executed by each Obligated Party which is a party thereto;

(m) Servicing Appraisal. Servicing Appraisals of the Collateral;

(n) UCC Searches. (a) Results of UCC and other search reports from one or more commercial search firms acceptable to Bank, listing all of the effective financing statements and other Liens filed against Borrower in the jurisdiction(s) in which Borrower is incorporated and any other jurisdiction Bank deems relevant, and (b) evidence reasonably satisfactory to Bank that the Liens indicated by the financing statements (or similar documents) disclosed by the reports described above have been released or will be released or amended on the Effective Date, including (x) copies of proper UCC termination and/or amendment statements, if any, necessary to release and/or amend such Liens and other rights of any Person and (y) such other termination and/or amendment statements as Bank may reasonably request;

(o) Origination Fee. Borrower shall have paid Bank the Origination Fee due on the Effective Date;

(p) Acknowledgment Agreement(s). The fully-executed Fannie Mae Acknowledgment Agreement and Fannie Mae Consent Agreement; and

(q) ESS Pledge Documents. Bank, Borrower and each ESS Investor that is party to any Closing Date Acquisition Agreement shall have executed and delivered the ESS Pledge Documents; and

(r) Reserved.

(s) Additional Items. All other additional items as may be reasonably required by Bank.

4.2 Conditions for All Advances. In addition to the conditions precedent stated elsewhere herein, Bank shall not be obligated to make any Advance unless the following have been provided for in form and substance satisfactory to Bank:

(a) Borrowing Base Certificate. An updated Borrowing Base Certificate computed as of a date not more than ninety (90) days prior to such Advance, duly executed by Borrower, together with each other Loan Document, duly executed by each Obligated Party which is a party thereto;

(b) Borrowing Limit. The Principal Balance, after giving effect to the Advance, will not exceed the Borrowing Limit;

(c) Representations and Warranties. The representations and warranties made by Borrower under this Agreement or any other Loan Document are true and correct in all material respects at and as of the time the Advance is to be made, and the Advance Request shall constitute the representation and warranty by Borrower that such representations and warranties are true and correct in all material respects at such time;

(d) No Event of Default. On the date of, and upon receipt of, the Advance, no Default or Event of Default shall have occurred and be continuing or would be reasonably expected to occur following the making of such Advance;

(e) No Material Adverse Effect On the date of, and upon receipt of, the Advance, no event, fact or circumstance that would reasonably be expected to result in a Material Adverse Effect shall have occurred;

(f) Advance Request. Bank has received an Advance Request, as well as such other documents, opinions, certificates, agreements, instruments and evidences as Bank may reasonably request, including, but not limited to, a Borrowing Base Certificate; and

(g) Additional Documentation. Bank shall have received such additional approvals, opinions, or documents as Bank may reasonably request.

Each Advance hereunder shall be deemed to be a representation and warranty by Borrower to Bank that the conditions specified in Section 4.1 and this Section 4.2 have been satisfied on and as of the date of the applicable Advance.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Bank as follows as of the date hereof, as of the date of each Advance, and at all times while any Indebtedness or Obligation is outstanding or any Loan Document is in force and effect:

5.1 Existence. Borrower is duly organized, validly existing, and in good standing under the laws of the State of New Jersey, and is duly qualified to transact business and is in good standing in all jurisdictions where the nature and extent of its business and property requires the same. Borrower does not conduct business under any other name or trade name.

5.2 Authorization. Borrower possesses all requisite authority, power, licenses, permits, and franchises necessary to conduct its business except to the extent the failure to possess any of the foregoing could not reasonably be expected to have a Material Adverse Effect. Borrower possesses all requisite authority, power, licenses, permits, and franchises necessary to execute, deliver, and comply with the terms of the Loan Documents. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof, the requesting and acceptance of each Advance of the Revolving Loan, and the execution, issuance, and delivery of the Loan Documents have been duly authorized and approved by all necessary entity action on the part of Borrower and of any Obligated Party which is a party thereto and in all events is in compliance with the terms of the relevant Organizational Documents of each. No consent or approval of any Tribunal or any other Person is required in order for Borrower to legally execute, deliver, and comply with the terms of the Loan Documents except for any such consent or approval which has already been obtained or where failure to obtain any such consent or approval could not reasonably be expected to have a Material Adverse Effect.

5.3 Properties; Permitted Liens. Borrower has good and indefeasible title to all of its real properties and good and marketable title to all of its other properties and assets and to the Collateral, in each case free and clear of any Liens except Permitted Liens. Borrower is the legal and equitable owner and/or holder of the Collateral (subject to the rights of the applicable Agency), free and clear of all Liens except the Permitted Collateral Liens, has full power and authority (subject to the rights of the applicable Agency) to grant to Bank the security interest in the Collateral pursuant hereto, and the Collateral is validly pledged or assigned to Bank, subject to no other Liens except Permitted Collateral Liens. When financing statements have been filed in the appropriate offices against Borrower with respect to any Collateral, subject to the terms of each Acknowledgment Agreement, Bank for the benefit of Bank have a fully perfected first priority security interest in that portion of the Collateral in which a security interest may be perfected by filing, subject only to any Permitted Collateral Liens (and subject, with respect to the priority of any Liens, to those Liens in favor of any Agency).

5.4 Compliance with Laws and Documents. Borrower is not, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Documents cause Borrower to be, in violation of any Laws. Borrower is not, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Documents cause Borrower to be, in default (nor has any event occurred which, with the giving of notice or lapse of time or both, could constitute such a default) under any contract in any respect which could reasonably be expected to have a Material Adverse Effect. There are no proceedings, claims, or (to the best of Borrower’s actual knowledge) investigations against or involving Borrower by any Tribunal under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, or other Laws which, in the case of each of the foregoing, if determined adversely could reasonably be expected to have a Material Adverse Effect.

5.5 Litigation. Borrower is not involved in, nor is Borrower aware of the threat of, any Litigation which if determined adversely could reasonably be expected to have a Material Adverse Effect, and there are no material outstanding or unpaid judgments against Borrower in an amount of $500,000 or more unpaid longer than thirty (30) days from the date of the order of judgment, and which are not stayed or pending appeal.

5.6 Taxes. All federal, state, foreign, and other Tax returns of Borrower required to have been previously filed have been filed, all federal, state, foreign, and other Taxes imposed upon Borrower which have become due and payable have been paid, and no material amounts of any such Taxes not reflected on such returns are payable by Borrower.

5.7 Enforceability of Loan Documents. All Loan Documents when duly executed and delivered by each Obligated Party will constitute legal, valid, and binding obligations of the Obligated Party which is a party thereto, enforceable against such Obligated Party in accordance with their terms subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited.

5.8 Financial Statements. All financial statements of Borrower or any Obligated Party heretofore and hereafter to be delivered to Bank have been and shall continue to be prepared in accordance with GAAP, and shall fairly represent the financial condition of Borrower or such Obligated Party, as applicable, as of the date of each such financial statement (subject to reasonable yearend adjustments for interim financial statements). There are no material liabilities, direct or indirect, fixed or contingent, as of the date of each such financial statement which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, this Agreement, there has been no change in the financial condition of Borrower or any Obligated Party from that shown in the Current Financial Statements which, in the case, of the foregoing, could reasonably be expected to have a Material Adverse Effect, nor has Borrower or any Obligated Party incurred prior to the date of the Current Financial Statements any material liability, direct or indirect, fixed, or contingent, except as otherwise disclosed in the Current Financial Statements. Neither Borrower nor any Obligated Party has incurred prior to the date of the Current Financial Statements any material Debt, other contingent liabilities, liabilities for taxes, any long-term lease obligations or unusual forward or long-term commitments, or any Hedge Agreement or other transaction or obligation in respect of derivatives, that are not reflected in the Current Financial Statements.

5.9 Regulation U. The proceeds of the Advances are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

5.10 Subsidiaries. Borrower has no Subsidiaries as of the date of this Agreement. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests of Borrower, except as created or otherwise expressly permitted by the Loan Documents.

5.11 Other Debt. Borrower is not directly, indirectly, or contingently obligated with respect to any Debt as of the Effective Date except as shown in the Current Financial Statements. All such Debt would constitute Debt permitted pursuant to Section 7.1 hereunder. Borrower is not in default in the payment of the principal of or interest on any such Debt beyond any applicable cure period or grace period.

5.12 Regulatory Acts. Borrower is not an “investment company” or “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, nor is Borrower subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurring by Borrower or Guarantor of debt, including, without limitation, Laws regulating common or contract carriers or the sale of electricity, gas, steam, water, or other public utility serves.

5.13 Locations. The location of Borrower’s chief executive office is as set forth on Schedule 5.13.

5.14 Accounts. Each Account represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Borrower of goods or the rendition by Borrower of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as created or expressly permitted by the Loan Documents or as disclosed by Borrower to Bank from time to time in writing. The amount shown as to each Account on Borrower’s books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right in the ordinary course of business and which, in the aggregate, constitute an immaterial portion of the total amount of such Accounts.

5.15 General. There is no fact or condition relating to the financial condition and business of Borrower, Guarantor or the Collateral which has not been disclosed in writing to Bank and which could reasonably be expected to have a Material Adverse Effect.

5.16 Licensing. Borrower and the Servicers (if any) of its Mortgage Loans are duly registered as mortgage lenders and servicers in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable Laws, except where the failure to register could not reasonably be expected to result in a Material Adverse Effect.

5.17 Solvency. Each Obligated Party is solvent and generally able to pay its debts as they come due.

5.18 Servicing Agreements. To the extent permitted by the applicable Agency, Bank has received copies of each Approved Servicing Agreement (including, without limitation, all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto; provided, however, that Borrower has not delivered, but shall deliver upon Bank’s request, any such part of the Approved Servicing Agreements or other document referred to in this section that are publicly available and applicable to sellers or servicers of the applicable Agency generally. Borrower hereby certifies that the copies delivered to Bank by Borrower are true, correct and complete (except as aforesaid); provided however such representation shall not include any amendments to the Agency Guidelines. None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Bank as of the date hereof; provided however such representation shall not include any amendments to the Agency Guidelines. Each Approved Servicing Agreement has been duly executed and delivered by Borrower and is in full force and effect subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited, and no default or breach on the part of Borrower or, to Borrower’s knowledge, any Agency that is a party thereto, has occurred and is continuing thereunder nor has Borrower received notice of the occurrence of any default or breach under any such Approved Servicing Agreement. Borrower is not a party to any Sub-Servicing Agreements other than with Approved Sub-Servicers, and each such Sub-Servicing Agreement is in full force and effect subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited, and no default or breach on the part of Borrower or, to Borrower’s knowledge, any Approved Sub-Servicer that is a party thereto, has occurred and is continuing thereunder.

5.19 Agency Approvals; Servicing Facilities. Borrower has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans in accordance with the requirements of each applicable Approved Servicing Agreement. Borrower is approved by Fannie Mae as an approved seller/servicer and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Borrower has complied with the eligibility requirements for maintaining all such Agency approvals, with no event having occurred or Borrower having any reason whatsoever to believe or suspect it will occur, including a change in insurance coverage that would either make Borrower unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA. Borrower’s seller/servicer ID numbers with Fannie Mae and Freddie Mac are as set forth on Schedule 1 attached hereto.

5.20 Eligible Pledged Servicing Rights. Each Pledged Servicing Right is an Eligible Pledged Servicing Right.

5.21 ESS Acquisition Agreement. Bank has true, complete and correct copies of the Closing Date Acquisition Agreement (including, without limitation, all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto. The Closing Date Acquisition Agreement, or any other ESS Acquisition Agreement which has been entered into pursuant to any Qualifying ESS Transaction, has not been amended, supplemented or otherwise modified (including waivers). The Closing Date Acquisition Agreement and any other ESS Acquisition Agreement has been duly executed and delivered by Borrower and is in full force and effect subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited, and no default or breach on the part of Borrower or, to Borrower’s knowledge, any ESS Investor that is a party thereto, has occurred and is continuing thereunder. Borrower is not a party to any document or instrument relating to the transfer of any Excess Servicing Spread other than the ESS Acquisition Agreements, and any transaction thereunder constitutes a Qualifying ESS Transaction pursuant to the terms hereof. Each ESS Subordination Agreement is in full force and effect and is the legal, valid and binding obligation of each party thereto subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited.

5.22 Financial Information. All representations and warranties set forth in the Loan Documents with respect to any financial information concerning Borrower or Guarantor shall apply to all financial information delivered to Bank by Borrower or by any Person purporting to be an Authorized Officer or other representative of Borrower regardless of the method of transmission to Bank or whether or not signed by Borrower, Guarantor or such Authorized Officer or other representative, as applicable.

ARTICLE 6
AFFiRMATIVE COVENANTS

At all times during the Revolving Loan Period and the Conversion Loan Period, and thereafter until payment and performance in full of all of the Indebtedness and Obligations, Borrower covenants and agrees that:

6.1 Reporting Requirements. Borrower shall provide to Bank and/or cause Guarantor to provide to Bank the financial statements and reports more particularly described in Exhibit A attached hereto as and when required thereunder.

6.2 Insurance. Borrower will maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is comparable with the insurance in place as of the Effective Date and in all events as required by any Agency. Each insurance policy covering Collateral shall name Bank as loss payee and shall provide that such policy will not be canceled or reduced without thirty (30) days prior written notice to Bank, and Borrower’s fidelity insurance shall further name Bank as an additional loss payee.

6.3 Payment of Debts. Borrower will pay or cause to be paid all of its Debt prior to the date on which penalties attach thereto (except to the extent and so long as the payment thereof is being properly contested in good faith by appropriate proceedings and adequate reserves have been established therefor).

6.4 Taxes. Borrower will promptly pay or cause to be paid when due (for the account of Bank, where appropriate) any and all Taxes due by Borrower, including, without limitation, all taxes, duties, fees, levies and other charges of whatsoever nature which have been or may be imposed by any government or by any department, agency, state, other political subdivision or taxing authority thereof or therein; provided that Borrower shall not be required to pay and discharge any such Taxes or charges so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Borrower shall set aside on its books adequate reserves with respect thereto and shall pay any such Taxes or charge before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.

6.5 Expenses of Bank. Borrower will reimburse Bank for all reasonable out-of-pocket costs, fees, and expenses incident to the Loan Documents or any transactions contemplated thereby through the Effective Date, including, without limitation, all recording fees, all recording taxes, and the reasonable fees and disbursements of counsel for Bank for negotiation and preparation of the Loan Documents, preparation and review of other documents, and providing of other legal service. Borrower shall additionally reimburse Bank for all reasonable out-of-pocket costs, fees and expenses arising after the Effective Date incident to the Loan Documents or the transactions contemplated thereby including without limitation for services (a) in connection with any subsequent Advance (such as wire fees, collateral releases) or in evaluating or granting any Accordion Exercise Request (whether or not the same is granted), (b) in connection with the syndication of all or any portion of the Commitment, the Revolving Loan or the Conversion Loan, (c) in connection with or in anticipation of an Event of Default or otherwise in the enforcement of the Loan Documents, (d) in connection with any amendment to any of the Loan Documents or any consent or waiver considered or delivered pursuant to the terms of the Loan Documents, (e) in connection with any request or action initiated by Borrower or (f) in connection with the exercise of any of the rights of Bank under this Agreement, any Promissory Note, or any of the other Loan Documents, or at law, including, without limitation, all consulting fees, filing fees, brokerage fees and commissions, fees incident to security interests, liens, and other title and other searches and reports, escrow fees, reasonable attorney’s fees, legal expenses, court costs, auctioneer fees and expenses, and other fees and expenses incurred in connection with liquidation or sale of the Collateral, all of which shall be and become a part of the Indebtedness.

6.6 Maintenance of Entity Existence, Assets and Business; Continuance of Present Business. Borrower will preserve and maintain its existence and all of its leases, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business, except to the extent the failure to preserve or maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect. Borrower will conduct its business in an orderly and efficient manner in accordance with good business practices. Borrower will keep or cause to be kept all of Borrower’s assets which are useful and necessary in their respective businesses in good repair, working order and condition, and will make or cause to be made all necessary repairs, renewals and replacements as may be reasonably required. Borrower will carry on and conduct its businesses in substantially the same fields as such business is now and has heretofore been carried on.

6.7 Books and Records. Borrower will maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

6.8 Compliance with Applicable Laws and with Contracts. Borrower will comply with the requirements of all applicable Laws, rules, regulations and orders of any governmental authority, except where contested in good faith and by proper proceedings or except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Borrower will not default or fail to comply with any agreement, contract or instrument binding on it or affecting its properties or business which default or failure to comply could reasonably be expected to result in a Material Adverse Effect.

6.9 Reserved.

6.10 Notice of Termination of Servicing Agreement, Event of Default, Suits, and Material Adverse Effect. Borrower will within three (3) Business Days, notify Bank of (i) the transfer, expiration without renewal, termination or other loss of all or any part of any Servicing Agreement, or the right of Borrower to service Serviced Loans thereunder (or the termination or replacement of Borrower thereunder), the reason for such transfer, loss, termination or replacement, if known to Borrower, and the effects that such transfer, loss, termination or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to Borrower under or in respect of that Servicing Agreement, (ii) any material default by Borrower under any Servicing Agreement, if known to Borrower, or any notice received by Borrower from any Agency with respect to any default (whether or not material); (iii) any event, occurrence or circumstance that results in a Pledged Servicing Right not meeting any requirement to maintain its status as an Eligible Pledged Servicing Right, and (iv) upon Borrower or any Senior Executive Manager becoming aware thereof, any of the following: (w) any breach of any of the covenants contained in Article 6 and Article 7 of this Agreement; (x) the occurrence of any Default or Event of Default; (y) any default by Borrower under any ESS Transaction Document, if known to Borrower, or any notice received by Borrower from any ESS Investor with respect to any such default; or (z) the filing of any claim, action, suit or proceeding before any Tribunal agency against Borrower or any Obligated Party in which an adverse decision could reasonably be expected to have a Material Adverse Effect upon such Obligated Party and advise Bank from time to time of the status thereof.

6.11 Information and Inspection. To the extent applicable, Borrower or any Obligated Party will furnish to Bank promptly upon request copies of all (a) materials filed pursuant to the Securities Act of 1933, or 1934, as amended, by Borrower or any Obligated Party with the Securities and Exchange Commission, and (b) at any reasonable time any other information pertinent to any provision of this Agreement or to Borrower’s or any Obligated Party’s business which Bank may reasonably request.

6.12 Additional Information. Borrower will promptly upon request furnish or cause to be furnished to Bank such other information not otherwise required herein respecting the business affairs, assets and liabilities of Borrower, Guarantor, any Subsidiary, if applicable and the Collateral as Bank shall from time to time reasonably request.

6.13 Asset Audit. Borrower shall permit representatives of Bank, at the expense of Borrower, to inspect and conduct audits, during normal business hours upon reasonable advance written notice, which shall be at least five (5) Business Days’ notice provided no Event of Default then exists, of all of Borrower’s assets and properties (both real and personal, including Accounts) at Borrower’s primary place of business; provided that Bank shall make all commercially reasonable efforts to conduct such inspections and audits in a manner so as to minimize disruption to Borrower’s operations; provided, however, if such inspection or audit is conducted by Bank more than once during any Calendar Year, and any such additional inspections or audits do not occur while a Default or an Event of Default has occurred and is continuing, Bank shall be responsible for the fee payable to the Person that performed such additional inspections or audits.

6.14 Covenants Relating to Collateral: Subject to the terms of each Acknowledgment Agreement and Agency Guidelines:

(a) General:

(i) Records and Reports. Borrower will maintain complete and accurate books and records with respect to the Collateral, and furnish to Bank such reports relating to the Collateral as Bank shall from time to time reasonably request.

(ii) Inspection. Borrower will permit representatives of Bank, during normal business hours with reasonable advance written notice to Borrower, which shall be at least five (5) Business Days’ notice provided no Event of Default then exists, (i) to inspect the Collateral at the location where such Collateral is located, (ii) to examine and make copies of the records of Borrower relating to the Collateral at Borrower’s primary place of business, and (iii) to discuss telephonically, or in person at Borrower’s primary place of business, the Collateral and the related records of Borrower with, and to be advised as to the same by, Borrower’s officers and employees; provided, however, if such inspection, examination, or copying is conducted by Bank more than once during any Calendar Year, and any such additional inspections, examinations, or copying do not occur while a Default or an Event of Default has occurred and is continuing, Bank shall be responsible for the fee payable to the Person that performed such additional inspections, examinations, or copying.

(iii) Taxes. Borrower will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which Borrower has notified Bank in writing and for which no Lien (other than as would constitute a Permitted Lien) exists.

(iv) Defense of Title. Borrower will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Bank in the Collateral and the priority thereof against any Lien (other than a Permitted Collateral Lien), subject to any rights of Fannie Mae and Freddie Mac under any Approved Servicing Agreement or Acknowledgment Agreement.

(v) Liens. Borrower will not create, incur, or suffer to exist any Lien on the Collateral except Permitted Collateral Liens.

(vi) Change in Location, Jurisdiction of Organization or Name. Borrower will not (i) maintain a principal place of business at a location other than a location identified on Schedule 5.13 or otherwise disclosed to Bank in writing, (ii) change its name or taxpayer identification number, (iii) change its mailing address, or (iv) change its jurisdiction of organization, in each case unless Borrower shall have given Bank not less than thirty (30) days’ prior written notice thereof.

(vii) Other Financing Statements. Borrower will not sign or authorize the preparation of any security agreement or the filing of any financing statement naming either of them as debtor covering all or any portion of the Collateral, except with respect to a Permitted Collateral Liens.

(viii) Agency Reports. Borrower shall furnish the following to Bank within three (3) Business Days of receipt of any of the following: (i) any written Agency audits, examinations, evaluations, monitoring reviews and reports (including report cards) of its operations (including those prepared on a contract basis) that provide for or relate to (A) material corrective action required by Borrower, or (B) material sanctions imposed on or required by Borrower, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements and notices of probation, suspension, or non-renewal and (ii) copies of all notices received by Borrower from any Agency, other than those notices received by Borrower in the ordinary course of business or sent by such Agency to all or substantially all similarly situated sellers/servicers, (x) indicating any adverse fact or circumstance in respect of Borrower (x) that would either entitle Agency to terminate Borrower as a Servicer with cause or that has caused any Agency to terminate or threaten to terminate Borrower as a Servicer in such notice, (y) that would be reasonably expected to materially affect the Pledged Servicing Rights or (z) that would be reasonably expected to materially affect the Collateral.

(ix) Further Assurances. At any time and from time to time, upon the reasonable request of Bank, and at the sole expense of Borrower, Borrower shall promptly execute and deliver all such further instruments and documents and take such further action as Bank may deem reasonably necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, (a) the preparation (and execution, if necessary) and filing of such financing statements as Bank may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon Bank’s security interest hereunder.

(b) Accounts.

(i) Collection of Accounts. Except as otherwise provided in this Agreement, Borrower will collect and enforce, at Borrower’s sole expense, all amounts due or hereafter due to Borrower under the Accounts.

(ii) Verification of Accounts. Bank shall have the right, at any time or times hereafter, in its name or in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, electronic mail or otherwise.

(iii) Appointment of Bank as Attorney-in-Fact. Borrower hereby irrevocably designates, makes, constitutes and appoints Bank (and all persons designated by Bank), exercisable during the occurrence of an Event of Default, as its true and lawful attorney-in-fact, and authorizes Bank, in Borrower’s or Bank’s name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower’s rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Bank deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or other similar document against an account debtor; (ix) endorse Borrower’s name upon any items of payment or proceeds thereof and deposit the same in Bank’s account on account of the Indebtedness and (x) do all acts and things which are necessary, in Bank’s reasonable discretion, to fulfill Borrower’s obligations or exercise Bank’s rights under this Agreement and the other Loan Documents. Notwithstanding the foregoing or any other provision in the Loan Documents, nothing in this provision or any other provision in the Loan Documents is intended to confer, should be construed to confer, or does confer any authority or power upon Bank or any other Person (x) to prosecute, defend, settle, compromise, or otherwise initiate or dispose of any Litigation in the name of Borrower or any other Obligated Party (other than as necessary for the collection of any Account), or (y) to incur or agree to any Debt, liability, or obligation in the name or on behalf of Borrower or any other Obligated Party. The preceding establishes a power of attorney coupled with an interest. Bank agrees not to exercise its rights under this power of attorney unless an Event of Default has occurred and is continuing.

(iv) Notice to Account Debtor. Bank may, in its sole discretion, at any time during the continuance of an Event of Default, and without prior notice to Borrower but in all respects subject to the prior rights of the applicable Agency (i) notify any or all Account debtors that the Accounts have been assigned to Bank and that Bank has a security interest therein, and/or (ii) direct any or all Account debtors to make all payments upon the Accounts directly to Bank. Bank will use its best efforts to furnish Borrower with a copy of such notice, but failure to do so will not have an adverse effect on Bank’s rights hereunder.

(c) Pledged Servicing Rights and Pledged Servicing Receivables.

(i) Claims and Demands. Borrower will warrant and forever defend the right, title and interest of Bank in and to the Pledged Servicing Rights and Pledged Servicing Receivables against the claims and demands of all Persons whomsoever (subject to any rights of any Agency under any Approved Servicing Agreement, Acknowledgment Agreement, or Agency Guidelines).

(ii) Duties and Obligations. Borrower will diligently fulfill its duties and obligations under each Servicing Agreement, and not be declared by a counterparty to any such Servicing Agreement to be in default; provided that Borrower shall not be in breach of this covenant if a default declared by a counterparty to such Servicing Agreement arose from a failure of the portfolio of Serviced Loans to perform as required by the relevant Servicing Agreement and such counterparty has elected in writing to continue to use Borrower as Servicer thereof and has not rescinded or revoked such election.

(iii) Collection. Borrower will diligently and timely collect its Pledged Servicing Receivables and its servicing compensation under each Servicing Agreement and cause Borrower’s rights to collect Pledged Servicing Receivables under each Servicing Agreement to remain in full force and effect.

(iv) Compensation. Borrower will cause its rights to the servicing compensation provided for in each Servicing Agreement to remain in full force and effect until such Servicing Agreement expires in accordance with its terms and without renewal.

(v) Receivables. Borrower will cause the rights to collect Pledged Servicing Receivables under each Servicing Agreement to remain in full force and effect.

(vi) Filing Authorization. Borrower hereby irrevocably reconfirms the filing authorization given in Section 3.3 as to such UCC financing statements and continuation statements as Bank may reasonably request from time to time (although no such reconfirmation shall be a condition to the filing of any financing statement, including any “in lieu” financing statement, or continuation statement) and execute and deliver to Bank such further customary and reasonable instruments of sale, pledge, assignment or transfer, and such powers of attorney, as shall be reasonably required by Bank from time to time, and do and perform all customary and reasonable actions reasonably required by Bank to be done or observed, in each case for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Bank under this Agreement, the Promissory Note and the other Loan Documents. Bank shall have all the rights and remedies of a secured party under the Code and any other applicable law, in addition to all rights provided for in this Agreement.

(vii) Insurance and Reports. Borrower will use commercially reasonable efforts (but shall not be required to initiate Litigation) to cause each of its Servicers, if any, to keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Each such policy and fidelity bond shall be in such form and amount as is generally customary among Persons who service a portfolio of Mortgage Loans having an aggregate principal amount comparable to that of the servicing portfolio of such Servicer or Borrower, respectively, and which are generally regarded as servicers acceptable to institutional investors. Borrower will promptly upon Bank’s request provide Bank with copies of any notices, reports and other information regarding the Pledged Servicing Rights provided by Borrower to its Servicers and by such Servicers to Borrower.

(viii) Coordination with Other Banks/Repo Purchasers and Their Custodians. Borrower will keep Bank informed of the current name, address and contact information concerning Borrower’s other mortgage warehouse credit and repurchase facilities (if any) and will cooperate and assist Bank in exchanging information with such others (and their document custodians or trustees) to prevent and promptly correct conflicting claims to and interests in Collateral between or among lenders or repurchase facilities counterparties. Borrower hereby irrevocably authorizes Bank to communicate and exchange information with such other lenders.

6.15 Most Favored Status. Borrower covenants and agrees that should Borrower or any Affiliate thereof enter into a repurchase agreement, warehouse facility, guaranty, mortgage servicing rights financing or similar credit facility with any Person (including, without limitation, any of its Affiliates) which by its terms provides more favorable terms with respect to any guaranties or financial or other material covenants (each, a “More Favorable Agreement”), then Borrower shall provide Bank with prompt notice of such more favorable terms contained in such More Favorable Agreement and the terms of this Agreement, shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Bank hereunder; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Borrower to Bank of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. Promptly upon Borrower or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person, Borrower shall deliver to Bank a true, correct and complete summary of the more favorable terms in such More Favorable Agreement.

ARTICLE 7

NEGATIVE COVENANTS

At all times during the Revolving Loan Period and the Conversion Loan Period, and thereafter until payment and performance in full of all of the Indebtedness and Obligations, Borrower covenants and agrees that:

7.1 Debt. Borrower will not incur, create, assume, or permit to exist, any Debt, except:

(a) Debt created pursuant to the Loan Documents;

(b) Debt which exists on the Effective Date as set forth on Schedule 7.1;

(c) Trade Debt incurred in the ordinary course of business which is not at any time more than sixty (60) days past due, except with respect to past due amounts that are being disputed by Borrower in good faith and for which adequate reserves have been established;

(d) Purchase money financing for acquisition of property or equipment which is incurred to finance the acquisition of, and secured solely by, any such property or equipment;

(e) Debt incurred in the ordinary course of business to hedge the risk of interest rate fluctuations or any of Borrower’s portfolios or pipelines of Mortgage Loans in respect of other permitted debt obligations;

(f) Debt incurred in connection with the securitization of Mortgage Loans the documentation for which specifically contemplates and permits such a repurchasing transaction;

(g) Warehouse lines of credit for mortgage loans or financings secured by mortgage servicing rights that are not secured by the Collateral or which would not otherwise affect or impair any of the Collateral or the rights of Secured Party with respect to the same;

(h) Debt which constitutes a contractual repurchase, reimbursement, or indemnification, or similar remedial obligation with respect to any mortgage loans or servicing rights that have been sold by Borrower to any third party; and

(i) Any other Debt approved by Bank in its sole and absolute discretion.

7.2 Contingent Liabilities. Except as approved by Bank in its sole and absolute discretion, Borrower will not, directly or indirectly, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the monetary obligation of any Person (other than Borrower), except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) contingent liabilities arising out of Borrower’s recourse sales to others of mortgage loans or the rights to service mortgage loans the aggregate principal amount of which (for which such recourse liability remains in effect) on any day does not exceed an amount equal to five percent (5%) of the aggregate principal amount of Serviced Loans on that day (excluding any Agency obligations), or (c) any Debt of a type set forth in clauses (a), (c), (d), (f) and (g) of Section 7.1.

7.3 Pledging or Assignment of Servicing Rights. Except as provided in Section 3.9 or Section 3.10 hereof, upon prompt notice to Bank, and subject to the prior written consent of any applicable Agency, Borrower shall not pledge, grant a security interest or assign any existing or future rights to service any of the Collateral or grant a security interest or assign any existing or future rights to be compensated or reimbursed (including for principal, interest, taxes, insurance and other reimbursable expenses) for servicing any of the Collateral, or pledge or grant to any other Person any security interest in any Pledged Servicing Rights, Pledged Servicing Receivables or Servicing Advance Receivables (other than those rights with respect to Excess Servicing Spread as expressly provided for under any ESS Acquisition Agreement so long as the same constitutes a Qualifying ESS Transaction).

7.4 Limitation on Liens. Borrower will not, directly or indirectly, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”):

(a) Inchoate Liens;

(b) Permitted Collateral Liens;

(c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower to use such assets in its business, and none of which is violated in any material respect by existing or proposed structures or land use;

(d) Liens for taxes, assessments, or other governmental charges which have not yet become due or which are being contested in good faith and for which adequate reserves have been established;

(e) Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business;

(f) Liens securing warehouse lines of credit or financings of mortgage servicing rights that are not secured by the Collateral or which would not otherwise affect or impair any of the Collateral or the rights of Secured Party with respect to the same;

(g) Purchase money Liens on specific property to secure Debt used to acquire such property to the extent permitted in Section 7.1(d);

(h) Liens identified on Schedule 7.4 hereof; and

(i) Such other Liens as may be approved by Bank in its sole and absolute discretion.

7.5 Mergers, Etc. Borrower will not, directly or indirectly (a) become a party to a merger or consolidation in which either (i) Borrower is not the surviving entity or (ii) such merger or consolidation would cause any violation of Section 7.7 hereof, (b) without notice to Bank, purchase or otherwise acquire all or substantially all of the assets or shares or other evidence of beneficial ownership of any Person, (c) without notice to Bank, form a new Subsidiary or (d) wind-up, dissolve, or liquidate; provided that those transactions contemplated by clause (b) or (c) shall only be prohibited to the extent that no Collateral or Servicing Rights are transferred to any such Subsidiary or Person

7.6 Loans and Investments. Other than in the ordinary course of business, or as otherwise approved by Bank in its sole and absolute discretion, Borrower will not, directly or indirectly, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

(a) Mortgage Loans made in the ordinary course of business;

(b) Loans or advances to employees in the ordinary course of business as historically made;

(c) Readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; and

(d) Fully insured depository accounts maintained at a commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00.

7.7 Limitation on Issuance of Equity. Without Bank’s prior written consent (which may be granted or withheld by Bank in its sole and absolute discretion) Borrower will not, directly or indirectly, at any time issue, sell, assign, or otherwise dispose of (a) any of its equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests, or (c) any option, warrant, or other right to acquire any of its equity interests if the result of any such issuance, sale, assignment or disposition is that any of the following would occur: (1) Parent Guarantor shall cease to be the sole shareholder of Borrower; or (2) Key Person shall cease to directly or indirectly own less than a majority of the outstanding shares in Borrower or Parent Guarantor.

7.8 Transactions with Affiliates. Borrower will not, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower.

7.9 Disposition of Assets. Other than in the ordinary course of business, which ordinary course of business shall include but not be limited to (a) the disposition of Mortgage Loans or mortgage servicing rights which do not otherwise constitute Collateral hereunder and (b) with respect to Freddie Mac Mortgage Loans, any voluntary partial cancellation of mortgage servicing contract rights with respect to Freddie Mac Mortgage Loans that have Delinquencies (as such term is defined in the Freddie Mac Guide) of ninety (90) days or greater) pursuant to the terms of a Freddie Mac VPC Agreement. Borrower will not, directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of all or any material portion of its non-mortgage loan related assets, subject in all events to any rights of Borrower pursuant to Section 3.9 and Section 3.10 hereof.

7.10 Environmental Protection. Borrower will not, directly or indirectly, (a) use (or permit any tenant to use) any of its properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower would be responsible.

7.11 No Negative Pledge. Borrower will not enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Loan Document, which directly or indirectly prohibits or limits the ability of Borrower to or from creating or incurring a Lien on any Collateral, whether now owned or hereafter acquired. Borrower shall further not suffer or permit to exist any Lien on any of its property or assets which, following the Freddie Mac AA Date, would constitute Collateral.

7.12 Judgments. Borrower will not allow any judgment in excess of $500,000.00 rendered against it to remain undischarged, unbonded, or unsuperseded for a period of thirty (30) days during which execution shall not be effectively stayed or bonded while being contested.

7.13 ESS Transactions. Borrower will not, without Bank’s prior written consent (which Bank agrees to not unreasonably withhold or delay), enter into any Qualifying ESS Transaction or enter into or execute any ESS Transaction Document and Borrower shall not amend, modify, supplement or terminate any ESS Transaction Document without obtaining Bank’s prior written consent to thereto, and Borrower shall provide a copy of every supplement, amendment, restatement or replacement of ESS Transaction Document to Bank promptly (and in no event later than five (5) Business Days) after the same shall become effective. Any and all Distribution Accounts under any ESS Acquisition Agreement shall be subject to an ESS Control Agreement, and any and all Excess Servicing Spread shall be deposited into the Distribution Account, and the applicable ESS Investor may make withdrawals from the Distribution Account until such time as an Event of Default has occurred and is continuing. Borrower shall further not suffer or permit any ESS Investor or Obligated Party to incur any Lien against any of the property or assets which constitute Collateral other than Permitted Collateral Liens.

7.14 Special Negative Covenants Concerning Collateral. Except for amendments to Servicing Agreements made unilaterally by an Agency and applicable to all similarly situated sellers/servicers, Borrower will not, without Bank’s prior written consent (which Bank agrees to not unreasonably withhold or delay), execute any amendments to any Servicing Agreement that could reasonably be expected to materially and adversely affect the value of any Collateral or to reduce or delay payment or collection of amounts due Borrower from or in respect of any Collateral and Borrower will provide a copy of every supplement, amendment, restatement or replacement of any of such Servicing Agreements to Bank promptly (and in no event later than five (5) Business Days) after the same shall become effective. Unless required by Freddie Mac with respect to Freddie Mac Mortgage Loans, Borrower shall not enter into any Sub-Servicing Agreement with respect to any of the Serviced Loans unless the same is with an Approved Sub-Servicer and Bank shall have reasonably approved of the proposed form of such Sub-Servicing Agreement prior to Borrower entering into the same and, as a condition to any such approval, Bank may require Borrower and any such Sub-Servicer to execute and deliver a Sub-Servicer Notice in the form attached hereto as Exhibit D with such modifications as Bank may approve in its sole and absolute discretion. Borrower will not amend, modify or terminate any Sub-Servicing Agreement without the prior written consent of Bank.

7.15 Servicer’s Deposit Account. Borrower will not transfer any deposit account or securities account maintained for or on behalf of Borrower with Bank (including any custodial or escrow accounts) from Bank to another financial institution without one hundred eighty (180) days prior written notice to Bank.

7.16 Restricted Payments. Notwithstanding any other provision in the Loan Documents, and provided no Event of Default has occurred and is continuing, and such payment or distribution will not result in an Event of Default, Borrower may, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests, or undertake any new obligation (contingent or otherwise) to do any of the foregoing. This Section 7.16 shall not restrict the Borrower from making any distributions to its equity holders to allow such equity holders to timely make any and all tax payments due and owing by such equity holder by virtue of the Borrower’s Subchapter S tax election; provided that the aggregate amount of all such tax distributions for any tax year shall not exceed the taxable income of Borrower (or estimates thereof) which is allocable to its owners as a result of the operations or activities of Borrower during the applicable tax year.

7.17 Change in Management or Sub-Servicer. Borrower shall not (i) permit any change in any Senior Executive Manager of Borrower or (ii) make any change in a Sub-Servicer without promptly providing Bank notice of such a change (and, in the case of a change in Sub-Servicer, complying with any applicable provisions of Section 7.14). For the purposes of this Section 7.17, “Senior Executive Manager” shall be defined as the President, Chief Executive Officer and the Chief Operating Officer of the Borrower.

7.18 Change in Ownership or Control. Borrower shall not permit any change in the ownership or control of Borrower in violation of Section 7.7 hereof.

7.19 Deposit Accounts. The Pledged Deposit Account shall at all times be maintained at an Eligible Institution and subject to a Control Agreement. None of the amounts set forth in Section 3.4 shall be deposited into any deposit account or securities account other than the Pledged Deposit Account prior to being deposited into any Secondary Account, the ESS Distribution Account or any other deposit or securities account.

ARTICLE 8

FiNANCIAL COVENANTS

Borrower covenants and agrees that, as long as any Indebtedness or Obligations or any part thereof is outstanding or Bank is under any obligation to make additional Advances under this Agreement, Borrower will, at all times, observe and perform (and cause any applicable Obligated Party to observe and perform) the financial covenants set forth on Exhibit A attached hereto.

ARTICLE 9

EVENTS OF DEFAULT

The term “Event of Default” as used herein shall mean the occurrence of any one or more of the following events:

9.1 Payment of Indebtedness. The failure of Borrower to punctually pay the Indebtedness, or any part thereof, when the same becomes due in accordance with the terms of the Loan Documents, including, without limitation, the failure or refusal of Borrower to punctually pay the principal of or the interest on the Revolving Loan or the Conversion Loan or the failure of Borrower to meet a Margin Call in accordance with the terms of Section 2.4, and, in each case, such failure or refusal shall continue un-remedied for a period of three (3) Business Days of the date due.

9.2 Misrepresentation. Any representation or warranty made by Borrower or any Obligated Party in this Agreement, any other Loan Document or any certificate delivered to delivered to Bank pursuant to the Loan Documents is inaccurate or incomplete in any respect on or as of the date such representation or warranty is made, unless with respect to any such inaccurate or incomplete representation (each, a “Misrepresentation”) (i) such Misrepresentation was not knowingly or intentionally made, (ii) such Misrepresentation can be cured (meaning that the facts and circumstances underlying the applicable Misrepresentation can be changed such that the applicable representation or information as made or delivered will be true and correct as opposed to merely providing notice to Bank of such changes or circumstances), and (iii) such Misrepresentation has been so cured within fifteen (15) Business Days after the earlier of (1) the date on which Borrower first has knowledge that such Misrepresentation exists, and (2) the date on which Bank first notifies Borrower that such Misrepresentation exists).

9.3 Covenants. Any failure to comply with Section 3.4, Section 6.10, Section 6.14(a)(v), (a)(viii) or any of the provisions of Article 7 or Article 8 of this Agreement.

9.4 Other Covenants. Any failure of any Obligated Party to perform, observe, and comply with any covenant or agreement contained in any of the Loan Documents and such failure to observe or perform shall continue un-remedied for a period of fifteen (15) calendar days following the earlier of (a) Borrower obtaining knowledge of the same and (b) Borrower’s receipt of written notice from Bank of such failure.

9.5 Voluntary Debtor Relief. Borrower or any Obligated Party shall (a) execute an assignment for the benefit of creditors, or (b) become or be adjudicated as bankrupt or insolvent, or (c) generally not, or be unable to, or admit in writing its inability to, pay its debts generally as they become due, or (d) apply for or consent to the appointment of a conservator, receiver, trustee, liquidator, custodian or other similar official of it or all or a substantial part of its assets, or (e) file a voluntary petition, or commence any other proceeding, or other action, seeking liquidation, reorganization or dissolution, conservatorship, or seek any other arrangement with creditors or to take advantage or seek any other relief under any Debtor Relief Law now or hereafter existing, or (f) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the Rights or powers granted to Bank in any of the Loan Documents.

9.6 Involuntary Proceedings. Borrower or any Obligated Party shall involuntarily (a) have an order, judgment, or decree requested by any Person (other than Bank) entered against it by any Tribunal pursuant to any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such order, judgment, or decree is not permanently stayed, vacated, or reversed within sixty (60) days after the entry thereof, or (b) have a petition filed against it or any of its property by any Person (other than Bank) seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such petition is not discharged within sixty (60) days after the filing thereof.

9.7 Attachment. The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings by any Person (other than Bank) against any of the Collateral.

9.8 Other Debt. Borrower or any Obligated Party shall default in the due and punctual payment of the principal of or the interest, on any Debt with Bank (other than the Revolving Loan made hereunder or any other Indebtedness created by the Loan Documents) whether secured or unsecured, or in the due performance or observance of any covenant or condition of any agreement executed in connection therewith, and such default shall have continued beyond any period of grace or cure provided with respect thereto.

9.9 Servicer Status. Borrower shall take or omit to take any act (i) that would result in the suspension or loss of its status as an approved seller/servicer of Fannie Mae or Freddie Mac Mortgage Loans pools for which Borrower is Servicer, as a Fannie Mae and Freddie Mac approved servicer, or (ii) after which Borrower would no longer be in good standing as such, or (iii) after which Borrower would no longer currently satisfy all applicable Fannie Mae and Freddie Mac net worth requirements, if both (x) all of the material effects of such act or omission shall have not been cured by Borrower or waived by the relevant Person (Fannie Mae or Freddie Mac) before termination of such status and (y) it could reasonably be expected to have a Material Adverse Effect.

9.10 Dissolution. The dissolution of any Obligated Party for any reason, or the death or incapacity of the Key Person to the extent the same is not replaced as the director of Borrower with a replacement reasonably satisfactory to Bank within thirty (30) days following any such death or incapacity.

9.11 Termination of Servicing Rights. Borrower’s rights to service Serviced Loans then being serviced for any one or more investors or Persons under Servicing Agreements the value of which rights to Borrower (as reasonably estimated by Bank) equals or exceeds five percent (5%) of the aggregate principal amount of the Servicing Portfolio shall be terminated for cause (i.e., on account of act(s) or omission(s) by Borrower for which the holder, or a trustee for the holder, of the relevant Serviced Loans has the right under such Servicing Agreement to terminate such servicing rights).

9.12 Servicer Downgrade Event. A Servicer Downgrade Event has occurred and (A) such Servicer Downgrade Event is not reversed or Borrower has not provided within 30 days of termination of such status a plan (“Plan”) reasonably acceptable to Bank to engage another Sub-Servicer acceptable to Bank in good status with Fannie Mae or Freddie Mac, as applicable and (B) if such a Plan is submitted, Borrower diligently and continuously pursues such Plan and engages and transfers all applicable assets to such replacement Sub-Servicer within one hundred eighty (180) days of the Servicer Downgrade Event.

9.13 Defaults on Other Debt or Agreements. Borrower or any Obligated Party shall default in the due and punctual payment of the principal of or the interest on any Debt owing to any Person (other than Bank) or shall fail to perform, observe or comply with any covenant, agreement or other obligation to be performed, observed or complied with by Borrower or any Obligated Party in any agreement ancillary to such Debt, in each case subject to any grace and/or cure periods provided therein, which such failure could reasonably be expected to have a Material Adverse Effect.

9.14 Liens. There shall exist any Lien on any Collateral (except any Lien granted pursuant to the Loan Documents or any other Permitted Collateral Lien) or the Liens on the Collateral are not first priority perfected Liens on the Collateral in favor of Bank (subject, with respect to the priority of any Liens, to those Liens in favor of any Agency), unless the failure of such Liens on the Collateral to be first priority perfected Liens is caused by any action or omission on the part of Bank or any of its employees, contractors, or agents.

9.15 Material Adverse Effect. Bank shall have determined in its reasonable judgment that a Material Adverse Effect exists and the events, facts or circumstances that have caused the same have not been cured to Bank’s reasonable satisfaction within thirty (30) days of Bank having delivered written notice thereof to Borrower (such notice, an “MAE Notice”); provided that if within such thirty (30) day period (the “Cure Period”) Borrower provides evidence reasonably satisfactory to Bank that Borrower is either (a) diligently prosecuting a cure to completion to eliminate such event, fact or circumstance or (b) arranging to refinance its obligations under the Loan Documents, as evidenced by a letter of intent, memorandum of understanding, term sheet, or similar document executed by a Person that is not an Affiliate of Borrower stating an intent to refinance the obligations hereunder, or (c) arranging for the sale of Pledged Servicing Rights in accordance with Section 3.9 hereof and utilizing the proceeds to prepay the Loan (as evidenced by a letter of intent, memorandum of understanding, term sheet, or similar document executed by a Person that is not an Affiliate of Borrower stating an intent to purchase the Pledged Servicing Rights in an amount sufficient to satisfy all Indebtedness hereunder), then Borrower shall have an additional thirty (30) day period from the expiration of such Cure Period to complete such cure pursuant to the foregoing clause (a), or an additional sixty (60) day period from the expiration of such Cure Period to complete such refinance pursuant to the foregoing clause (b), or an additional sixty (60) day period from the expiration of such Cure Period to complete such sale pursuant to the foregoing clause (c). Notwithstanding the foregoing or any other provision in any of the Loan Documents, in no event shall Borrower be required to pay any termination fees, prepayment penalties, or similar charges upon the prepayment or refinancing of any or all of the obligations hereunder upon the consummation of any refinancing or sale contemplated by clause (b) or (c) or the immediately preceding sentence.

9.16 Loan Documents; Qualifying ESS Transaction Documents. Any of the Loan Documents ceases to be in full force and effect, or be enforceable by Bank in accordance with their terms or shall be declared null and void, in each case for any reason (except as a result of any action or omission on the part of Bank or any of its employees, contractors, or agents) or any Obligated Party (or, with respect to any Qualifying ESS Transaction Document, any ESS Investor) shall contest the validity or enforceability of any Loan Document or any Qualifying ESS Transaction Document, as applicable, in writing or deny in writing that it has any further liability under any Loan Document or any Qualifying ESS Transaction Document, as applicable, to which such Obligated Party or ESS Investor, as applicable, is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Loan Documents.

9.17 Default under Qualifying ESS Documents. Borrower shall be in default under any Qualifying ESS Transaction Document.

ARTICLE 10

CERTAIN RIGHTS AND REMEDIES OF BANK

10.1 Rights upon Event of Default. Subject and subordinate in all respects to the rights, powers and prerogatives of the relevant Agency under its Acknowledgment Agreement and Agency Guidelines, if any Event of Default shall occur and be continuing, Bank may, without notice during the occurrence of such Event of Default, terminate the Commitment and declare the Indebtedness or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 9.5 or Section 9.6, the Commitment shall automatically terminate, and the Indebtedness shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. Subject to the rights, powers and prerogatives of the relevant Agency under its Acknowledgment Agreement and Agency Guidelines, if any Event of Default shall occur and be continuing, Bank may exercise all rights and remedies available to it in Law or in equity, under the Loan Documents, or otherwise, including without limitation:

(a) in its discretion, to demand, sue for, collect or receive and receipt for (in its own name, in the name of Borrower or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;

(b) direct, and to take any and all other steps necessary to cause, any Servicer of any of the Collateral to pay over directly to Bank for the account of Borrower (instead of to Borrower or any other Person) all sums from time to time due to Borrower and to take any and all other actions that Borrower or Bank has the right to take under Borrower’s contract with such Servicer;

(c) direct Borrower to pay over to Bank all sums from time to time due Borrower under or in respect of the Collateral, including any and all fees and other compensation under the Servicing Agreements for servicing the Serviced Loans and all amounts paid to or collectable by Borrower in connection with the Pledged Servicing Rights, whether paid to Borrower or withheld or recovered by Borrower from collections and realizations on such Mortgage Loans or any other source, and to take any and all other actions that, subject to any restrictions imposed by the relevant Servicing Agreement for the benefit of the party to it on whose behalf the Mortgage Loans are being serviced (to the extent that such restrictions are valid and enforceable under the applicable Code and other Laws), Borrower or Bank has the right to take under that Servicing Agreement, and if Bank does so request, then Borrower shall diligently and continuously thereafter comply with such request. All amounts so received and collected by Bank pursuant to this Section 10.1 shall be applied in the same order and manner as is specified in Section 10.2.1;

(d) foreclose upon or otherwise enforce its security interest in and Lien on the Collateral, or on such portions or elements of the Collateral as Bank shall elect to proceed against from time to time, in each case by any lawful means;

(e) at Bank’s option and in its sole discretion, to notify any or all Makers obligated under any or all items of Collateral, that the Collateral has been assigned to Bank and that all payments thereon are to be made directly to Bank or such other Person as may be designated by the Bank; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral or any portion of the Collateral, on terms acceptable to Bank; enforce payment and performance and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce Liens or security interests in, such Collateral by any lawful judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure;

(f) subject in all respects to any applicable Agency Guidelines, act, or contract with one or more third Persons to act, as Servicer of each item of Collateral requiring servicing and perform all obligations required in connection with any Servicing Agreements to which Borrower is a party, and Borrower hereby agrees to pay such third Persons’ fees and any such amounts unpaid by Borrower may constitute Indebtedness;

(g) as a matter of right and without notice to Borrower or anyone claiming under Borrower, and without regard to the then value of the Collateral or the interest of Borrower therein, to apply to any court having jurisdiction to appoint a receiver or receivers of the Collateral, and Borrower hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Bank in case of entry as provided herein and shall continue as such and exercise all such powers until the date of the sale of the Collateral unless such receivership is sooner terminated; and

(h) lawfully exercise all rights and remedies of a secured creditor under the Code, including selling the interests of Borrower in the Collateral at public or private sale conducted in accordance with applicable Law. Bank shall give Borrower not less than ten (10) days’ written notice of any such public sale or of the date after which private sale may be held. Borrower agrees that ten (10) days’ written notice shall be reasonable notice. At any such sale any or all of the Collateral may be sold as an entirety or in separate parts, as Bank may determine in its sole discretion. Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Bank is authorized at any such sale, if Bank deems it advisable so to do, to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale of any of the Collateral. Borrower specifically agrees that any such sale, whether public or private, of any Collateral pursuant to the commitment of any investor to purchase such Collateral that was obtained by (or with the approval of) Borrower will be commercially reasonable, and if such sale is for the price provided for in such commitment, then such sale shall be held to be for value reasonably equivalent to the value of the Collateral so sold. Upon any such sale, Bank shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which Borrower has or may have under any rule of law or statute now existing or hereafter adopted. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Bank until the selling price is paid by the purchaser, but Bank shall not incur any liability in case of such purchaser’s failure to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Nothing in this Agreement or the other Loan Documents shall be construed as Borrower’s waiver of, or agreement to waive, any requirement imposed by applicable Law that any sale of the Collateral be commercially reasonable.

Notwithstanding anything set forth herein or in this Article 10, the exercise of Bank’s rights under this Loan Documents shall be subject to those rights of Closing Date Investor under the ESS Subordination Agreement to which it is a party.

10.2 Rights Relating to Collateral.

10.2.1 Application of Proceeds. Subject and subordinate in all respects to the rights, powers and prerogatives of the relevant Agency under its Acknowledgment Agreement and Agency Guidelines, if any Event of Default shall have occurred and be continuing, Bank may at its discretion, in accordance and as provided in the Code and other applicable Law, apply or use any cash held by Bank as Collateral and any cash proceeds received by Bank in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Bank may elect:

(a) To the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Bank in connection with (i) the administration of the Loan Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (iii) the exercise or enforcement of any of the rights and remedies of Bank hereunder;

(b) To the payment or other satisfaction of any Liens upon the Collateral;

(c) To the satisfaction of the Indebtedness;

(d) To the payment of any other amounts required by applicable Law; and

(e) By delivery to Borrower or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

For the avoidance of doubt, the phrase “subject and subordinate in all respects to the rights, powers and prerogatives of the relevant Agency under its Acknowledgment Agreement and Agency Guidelines” in this Section 10.2.1 means, among other things, that any cash held by Bank as Collateral and any cash proceeds received by Bank in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral may only be applied to the extent that such proceeds have been received free and clear of all Agency rights and other restrictions on transfer under the Agency Guidelines.

10.2.2 Other Recourse. Borrower waives any right to require Bank to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Borrower in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Bank. Borrower further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Notwithstanding the foregoing or any other provision in the Loan Documents, nothing in this Agreement or the other Loan Documents shall be construed as Borrower’s waiver of, or agreement to waive or not assert, the defenses of payment or the defense of performance.

10.2.3 Disclaimer of Warranties, Sales on Credit and Limitation of Liability. In connection with any foreclosure sale of the Collateral, Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale. Bank shall not incur any liability as a result of the sale of the Collateral, or any part of it, at any private sale. Borrower hereby waives any claims it may have against Bank arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at a public sale, less than the price that might have been obtained had the Collateral been sold pursuant to a purchase agreement for it obtained by Borrower, or less than the aggregate amount of the outstanding Indebtedness and the unpaid interest accrued on them, even if Bank accepts the first offer received and does not offer the Collateral to more than one offeree.

10.2.4 License. Bank is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, Maker lists and advertising matter, operating systems used to manage and administer the Pledged Servicing Rights, any computer programs that are owned by Borrower (or licensed to Borrower under licenses that may lawfully be transferred or used by Borrower’s permittees) and that are used to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data, or any property of a similar nature to any of the foregoing, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of any Event of Default, Borrower’s rights under all licenses and all franchise agreements constituting a part of the Collateral shall inure to Bank’s benefit.

10.3 Attorney-in-Fact. Subject and subordinate in all respects to the rights, powers and prerogatives of the relevant Agency under its Acknowledgment Agreement and Agency Guidelines, Bank is hereby appointed the attorney-in-fact of Borrower, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreements, documents or instruments that Bank may deem necessary or advisable to accomplish this Agreement’s purposes, which appointment as attorney-in-fact is coupled with an interest and irrevocable for so long as any of the Indebtedness, the Obligations or the Commitments are outstanding. Bank agrees not to exercise its rights under this power of attorney unless an Event of Default has occurred and is continuing. Without limiting the generality of the foregoing, subject and subordinate in all respects to the rights, powers and prerogatives of the relevant Agency under its Acknowledgment Agreement and Agency Guidelines, and during the continuation of an Event of Default, Bank shall have the right and power, either in the name of Borrower or both, or in its own name, to (a) give notices of its security interest in the Collateral to any Person, (b) endorse in blank, to itself or to a nominee all items of Collateral that are transferable by endorsement and are payable to the order of Borrower, including canceling, completing or supplying any unneeded, incomplete or missing endorsement of Borrower and any related assignment, (c) receive, endorse, collect and receipt for all checks and other orders made payable to the order of Borrower representing any payment of account of the principal of or interest on any Collateral or their proceeds (including any securities), or the proceeds of sale of any of the Collateral, or any payment in respect of any hedging arrangement or device, and to give full discharge for them, (d) request that any Pledged Servicing Right related to Fannie Mae, Freddie Mac or any other investor be transferred to Bank or to another approved servicer approved by Fannie Mae, Freddie Mac, or such other investor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Borrower thereunder) all aspects of each servicing contract that is Collateral, (e) request distribution to Bank of sale proceeds or any applicable contract termination fees arising from the sale or termination of any Pledged Servicing Rights and remaining after satisfaction of Borrower’s relevant obligations to Fannie Mae, Freddie Mac or such other investor (as the case may be), including costs and expenses related to any such sale or transfer of such Pledged Servicing Rights and other amounts due for unmet obligations of Borrower to Fannie Mae, Freddie Mac or such other investor (as the case may be) under applicable Agency Guideline or such other investor’s contract, (f) deal with investors and any and all Sub-Servicers and master servicers in respect of any of the Collateral in the same manner and with the same effect as if done by Borrower and (g) take any action and execute any instruments that Bank deems necessary or advisable to accomplish any of such purposes. Bank and Borrower acknowledge that this Section 10.3 is intended to serve as a power of attorney for all purposes as the same may be referenced in any Acknowledgment Agreement. Notwithstanding the foregoing or any other provision in the Loan Documents, nothing in this provision or any other provision in the Loan Documents is intended to confer, should be construed to confer, or does confer any authority or power upon Bank or any other Person (x) to prosecute, defend, settle, compromise, or otherwise initiate or dispose of any Litigation in the name of Borrower or any other Obligated Party (other than claims or counterclaims directly associated with the foregoing), or (y) to incur or agree to any Debt, liability, or obligation in the name or on behalf of Borrower or any other Obligated Party.

10.4 Setoff. Subject and subordinate in all respects to the rights, powers and prerogatives of the relevant Agency under its Acknowledgment Agreement and Agency Guidelines, in addition to all liens upon, and rights of setoff against, the monies, securities or other property of Borrower or any other person or entity who is or may become liable hereunder given to Bank by law, subject and subordinate in all respects to the rights, powers and prerogatives of the relevant Agency under its Acknowledgment Agreement and Agency Guidelines, Bank shall have a lien and a right of setoff against all monies, securities and other property of Borrower now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit including, without limitation, any account or deposit held jointly by Borrower with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law. Every such lien and right of setoff may be exercised only upon the occurrence and during the continuance of an Event of Default, but at any such time may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing. At any time an Event of Default exists, Bank shall be entitled to exercise the rights of setoff and/or banker’s lien against the interests of Borrower in and to each and every account and other property of Borrower which are in the possession of Bank to the extent of the full amount of any unpaid Indebtedness, provided that such Indebtedness has become due and payable. The rights and remedies of Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

10.5 Performance by Bank. Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents or any Qualifying ESS Transaction Document, at any time while an Event of Default exists, Bank may, at its option, perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, or if Bank expends any sum pursuant to the exercise of any Right provided herein, Borrower shall, at the request of Bank, promptly pay to Bank any amount expended by Bank in such performance or attempted performance, together with interest thereon at the Maximum Rate from the date of such expenditure by Bank until paid. Notwithstanding the foregoing, it is expressly understood that Bank does not assume any liability or responsibility for the performance of any duties of Borrower or Guarantor hereunder or in connection with all or any part of the Collateral.

10.6 Appointment of Receiver. At any time an Event of Default exists, Bank shall be entitled to exercise the right to appoint or seek appointment of a receiver, custodian, or trustee of Borrower or any of the Collateral pursuant to an order by any Tribunal, and Borrower consents to such appointment and will not oppose Bank’s efforts to obtain such receiver, custodian, or trustee.

10.7 Diminution in Collateral Value. Bank does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

10.8 Waivers. The acceptance of Bank at any time and from time to time of part payment on the Indebtedness shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Bank of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Bank of any of its Rights hereunder, in the other Loan Documents, or otherwise shall be considered a waiver of any other or subsequent Right of Bank. No delay or omission by Bank in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

10.9 Cumulative Rights; No Waiver. All Rights available to Bank under the Loan Documents shall be cumulative of and in addition to all other Rights granted to Bank at Law or in equity, whether or not the Indebtedness or the Obligations be due and payable or performance required and whether or not Bank shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Loan Documents. Bank’s failure, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any Right is not a waiver, election, or acquiescence.

10.10 INDEMNIFICATION OF BANK. BORROWER SHALL INDEMNIFY BANK, EACH AFFILIATE OF BANK AND EACH OF ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (EACH, AN “INDEMNIFIED PARTY”) FOR, FROM, AND AGAINST AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OR ANY OTHER OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY ADVANCE, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON BANK OR ANY OF BANK’S CORRESPONDENTS IN RESPECT OF ANY ADVANCE, (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING, OR (H) ANY HEDGE AGREEMENT NOW OR HEREAFTER ENTERED INTO IN CONNECTION WITH THE REVOLVING LOAN OR THE CONVERSION LOAN TO THE EXTENT ANY INDEMNIFIED PARTY IS A PARTY THERETO, IN EACH CASE SUBJECT TO THE LIMITATION SET FORTH IN THE PROVISO AT THE END OF THE FOLLOWING SENTENCE. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR, FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, THE INDEMNITIES PROVIDED IN THIS SECTION 10.10 DO NOT EXTEND TO LOSSES, LIABILITIES, CLAIMS, DAMAGES OR OTHER INDEMNIFIABLE AMOUNTS CAUSED BY BANK’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.11 Limitation of Liability. No Obligated Party or Indemnified Party shall have any liability with respect to, and Borrower (on behalf of itself and each other Obligated Party) and Bank (on behalf of itself and each other Indemnified Party) hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, punitive, or consequential damages suffered or incurred by any of them in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

ARTICLE 11

MISCELLANEOUS

11.1 Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

11.2 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender shall include each other gender where appropriate.

11.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by facsimile transmission, overnight delivery service, or email to any party at its address shown on the signature pages of this Agreement or at such other address as may be designated by it by notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. In addition to the foregoing, any notices hereunder to be delivered by Bank to Borrower (including any notice of the occurrence of an Event of Default pursuant to Section 9.1) shall concurrently be delivered to the Closing Date Investor at the information provided below, and any notice delivered to Borrower pursuant to Section 9.1 shall not be effective unless Bank has transmitted notice to the Closing Date Investor at the following:

GLASSBRIDGE ENTERPRISES, INC.

551 Madison Avenue, Suite 800

New York, New York 10022

Attention: Daniel Strauss

Email: dstrauss@glassbridge.com

With a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Lloyd Rothenberg

Email: lrothenberg@loeb.com

11.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Bank under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Bank and its counsel.

11.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and shall continue in full force and effect so long as any part of the Indebtedness remains outstanding and, except as otherwise indicated, shall not be affected by any investigation made by any party. Notwithstanding anything contained herein to the contrary, the covenants, agreements, undertakings, representations, and warranties made in Section 6.5 and Section 10.10 shall survive the expiration or termination of this Agreement, regardless of the means of such expiration or termination.

11.6 GOVERNING LAW; PLACE OF PERFORMANCE. THE LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF ARIZONA, AND THE LAWS OF SUCH STATE (WITHOUT REGARD TO ITS PROVISIONS OF CHOICE OF LAWS) AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS. THIS AGREEMENT, ALL OF THE OTHER LOAN DOCUMENTS, AND ALL OF THE OBLIGATIONS OF BORROWER UNDER ANY OF THE LOAN DOCUMENTS ARE PERFORMABLE, AND THE INDEBTEDNESS IS PAYABLE, IN MARICOPA COUNTY, ARIZONA. VENUE OF ANY LITIGATION INVOLVING THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL BE MAINTAINED, AN EACH PARTY CONSENTS TO JURISDICTION, IN AN APPROPRIATE STATE OR FEDERAL COURT LOCATED IN MARICOPA COUNTY, ARIZONA, TO THE EXCLUSION OF ALL OTHER VENUES.

11.7 Additional Sums. All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate and the Default Interest Rate (as those terms are defined in the Promissory Note) paid or payable by Borrower (collectively, the “Additional Sums”), whether pursuant to the Promissory Note, this Agreement, any of the other Loan Documents or otherwise with respect to this lending transaction, that, under the laws of the State of Arizona, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted for rate of interest” of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Borrower understands and believes that this lending transaction complies with the usury laws of the State of Arizona; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law will be credited against the Principal Balance then outstanding hereunder. If the outstanding Principal Balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

11.8 Invalid Provisions. If any provision of any of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the appropriate Loan Document shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

11.9 Entirety and Amendments. This Agreement, together with the other Loan Documents and the Acknowledgment Agreements, embodies the entire agreement between the parties relating to the subject matter hereof, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended, subject to the terms of each applicable Acknowledgment Agreement and Agency Guidelines, only by an instrument in writing executed jointly by Borrower and Bank and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof. The parties shall not amend or modify this Agreement or the other Loan Documents in any way except in compliance with the Freddie Mac Acknowledgment Agreement.

11.10 Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Facsimile or email copies of signatures may be accepted as originals.

11.11 Parties Bound. This Agreement shall be binding upon and inure to the benefit of Borrower, Bank and their respective successors and assigns; provided, however that Borrower may not, without the prior written consent of Bank, assign any of its Rights, duties, or obligations hereunder. No term or provision of this Agreement shall inure to the benefit of any Person other than Borrower and Bank and their respective successors and assigns.

11.12 Bank’s Consent or Approval. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Bank is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Bank, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Bank. Each provision for consent, approval, inspection, review, or verification by Bank is for Bank’s own purposes and benefit only.

11.13 Conflicts. In the event of any conflict between the terms of any Acknowledgment Agreement and any other Loan Document, the provisions of the Acknowledgment Agreement shall govern. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Documents (other than an Acknowledgment Agreement) or any Qualifying ESS Transaction Documents, the terms of this Agreement shall govern. All of the Loan Documents are by this reference incorporated into this Agreement.

11.14 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

11.15 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or such condition exists.

11.16 USA Patriot Act. Bank is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Bank to identify Borrower in accordance with the Act.

11.17 Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Loan Document, Bank shall have full, unlimited recourse against Borrower in order to satisfy the Indebtedness and the Obligations.

11.18 Provisions Applicable to Freddie Mac and Related Collateral. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree from and after the Freddie Mac AA Date that:

(a) Priority of Freddie Mac. Each of (i) the terms and provisions of this Agreement and the Loan Documents, (ii) the transactions contemplated hereby and in the Loan Documents, (iii) the rights, obligations and remedies of the parties provided hereby and in the Loan Documents (including, without limitation, the rights and remedies of Bank following a default or Event of Default under the Loan Documents), (iv) Borrower’s right, title (as applicable) and interest in the Collateral, (v) the security interest and lien granted herein, (vi) the appointment of Bank as attorney-in-fact (and the powers and rights associated with such appointment), and (vii) any payments, depositing of funds, or disbursements hereunder and in the Loan Documents (including, without limitation, following a default or Event of Default under the Loan Documents) are subject and subordinate in all respects to (1) Freddie Mac’s Superior Interests, (2) the terms and provisions of the Freddie Mac Acknowledgment Agreement and the other Freddie Mac Requirements, and (3) all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the parties to the Loan Documents to Freddie Mac.

(b) Collateral. Bank has no security interest, assignment or any other form of pledge, security interest or lien under the Loan Documents in any collateral relating to any Freddie Mac Mortgage Loans other than as expressly set forth in Section 3.1. The Collateral does not include or convey (i) payments of principal, interest, taxes and/or insurance made in respect of any Freddie Mac Mortgage Loans, (ii) any rights or interests to reimbursement for any servicing advances related to any Freddie Mac Mortgage Loans except to the extent set forth in a consent agreement with Freddie Mac, (iii) any rights or interests in the Freddie Mac Servicing Contact or any Freddie Mac Mortgage Loans except to the extent set forth in the Freddie Mac Acknowledgement Agreement, (iv) Borrower’s rights or claims under the Freddie Mac Acknowledgment Agreement, or (v) the right to (1) perform servicing under the Freddie Mac Guide, (2) terminate Borrower as an approved Freddie Mac Seller/Servicer, (3) terminate the Freddie Mac Servicing Contract (in whole or in part), (4) transfer any of the Freddie Mac Servicing Contract Rights, or (5) appoint any successor servicer.

(c) Approved Purposes; No Cross-Collateralization. The Freddie Mac Servicing Contract Rights and Freddie Mac Pledged Collateral may only be pledged, and the proceeds of the Loans may only be used, for the purposes set forth in the Freddie Mac Acknowledgment Agreement. The Freddie Mac Servicing Contract Rights and Freddie Mac Pledged Collateral only secure the Advances made by Borrower under this Agreement and do not secure any indebtedness or obligations of any party other than Borrower under this Agreement, if applicable, or any indebtedness or obligations of Borrower or any other person under any other financing arrangement with Bank or any other person.

(d) Freddie Mac Downgrade. The occurrence of a Freddie Mac Downgrade shall be an “Event of Default” pursuant to Article IX. If after the occurrence and during the existence of a Freddie Mac Downgrade, Borrower submits a request to Lender to make any Advance of any portion of the Loan pursuant to Section 2.1 for which the Freddie Mac Servicing Contract Rights are intended to be included in the Borrowing Base upon which such Advance is to be made available, and Lender wishes to waive the Event of Default related to such Freddie Mac Downgrade in order to include such Freddie Mac Servicing Contract Rights in such Borrowing Base, Lender must obtain the prior written approval of Freddie Mac prior to making any such Advance that would include the Freddie Mac Servicing Contract Rights in the Borrowing Base for such Advance.

(e) UCC. Neither the Freddie Mac Servicing Contract Rights nor any related Collateral is a “security” within the meaning of the UCC. The rights, interests, powers and prerogatives of Freddie Mac constitute an “adverse claim” relating to a “financial asset” (as defined in Article 8 of the UCC) with respect to any Freddie Mac Servicing Contract Rights and related Collateral. Bank expressly waives the right to opt into Article 8 of the UCC such that Bank may not claim protected purchaser status with respect to all or any portion of the Freddie Mac Servicing Contract Rights and the Freddie Mac Pledged Collateral and proceeds.

(f) Freddie Mac VPC Agreements. In connection with any Freddie Mac VPC Agreement, (i) Borrower is permitted to sell, transfer, assign or otherwise dispose of Freddie Mac Servicing Contract Rights and the Freddie Mac Pledged Collateral and (ii) effective as of each date of transfer pertaining to a Freddie Mac VPC Agreement, Bank hereby covenants, represents, and warrants to Freddie Mac that, without any further requirement or action by Bank, Bank shall be conclusively deemed to have fully and finally released its lien, charge, security interest, encumbrance, claims, or interests arising out of or relating to (A) the Collateral pertaining to the Freddie Mac Servicing Contract Rights subject to the applicable transfer of servicing, and (B) the Freddie Mac Acknowledgment Agreement, including without limitation, any right to make claims against Freddie Mac (for itself and for any principal), solely as related to the Collateral pertaining to the Freddie Mac Servicing Contract Rights subject to the applicable transfer of servicing. Bank shall promptly execute such release documentation in accordance with the Freddie Mac Acknowledgment Agreement as requested by Freddie Mac.

(g) Minimum Servicing Compensation. Borrower shall at all times retain for its benefit the Minimum Servicing Compensation (as defined in the Freddie Mac Acknowledgment Agreement). Following the occurrence of an Event of Default under the Loan Documents, Borrower will not deposit into any Covered Account (as defined in the Freddie Mac Acknowledgment Agreement), including the Pledged Deposit Account, the Minimum Servicing Compensation, and Borrower’s failure to deposit the Minimum Servicing Compensation into any such Covered Account shall not give rise to a default or Event of Default under the Loan Documents.

(h) Terminology. Notwithstanding any extra-contractual meanings, the terms “MSR” and “mortgage servicing rights” (and any references to ownership of servicing rights by Borrower) (i) are for convenience purposes only as a result of industry and accounting convention, and (ii) in fact refer to conditional servicing contract rights (as further described in the definition of “Freddie Mac Servicing Contract Rights”) with respect to which Borrower may have rights sufficient to satisfy UCC § 9-203(b)(2), but which Borrower cannot own. Notwithstanding references in this Agreement or any other Loan Document to any lien or security interest in the Collateral being “first-priority” (including in Section 3.1), any lien or security interest in Freddie Mac Pledged Collateral shall be subject and subordinate to Freddie Mac’s Superior Interests and shall not be deemed a “first-priority” lien or security interest in such Collateral.

(i) Consent in Sole and Absolute Discretion. Whenever in this Agreement there is a requirement for Freddie Mac’s consent, Freddie Mac’s approval, Freddie Mac’s determination, Freddie Mac’s acceptance, Freddie Mac’s judgment or any other phrase of similar nature or import pertaining to an action required of Freddie Mac, it is understood by such phrase that Freddie Mac shall exercise the granting or withholding of its consent, approval, determination, acceptance, or judgment in its sole and absolute discretion.

(j) Confidentiality. The parties hereto may disclose confidential information to Freddie Mac in connection with the Freddie Mac Requirements. Borrower shall not be obligated to deliver or provide to Bank any report or information concerning Freddie Mac (or Borrower’s relationship with Freddie Mac) or Freddie Mac Servicing Contract Rights and related Collateral if Borrower is prohibited from doing so by Freddie Mac, any regulator of Freddie Mac or the Freddie Mac Requirements.

(k) Assignment. Bank may not sell or assign any security interest in the Freddie Mac Servicing Contract Rights, in whole or in part, or any of its rights or obligations under this Agreement or any of the Loan Documents, except with Freddie Mac’s prior written consent.

(l) Amendment. Any modification or amendment of this Agreement or any of the Loan Documents must be made in compliance with the Freddie Mac Acknowledgment Agreement.

(m) Third-Party Beneficiary. Freddie Mac shall be an express third-party beneficiary of, and entitled to rely upon in all respects, Sections 3.1, Section 3.7 and this Section 11.18. Such Sections shall not be amended or modified without the prior written consent of Freddie Mac.

(n) Survival; Severability. This Section 11.18 shall survive any termination or expiration of this Agreement. If any term or provision of this Section 11.18 is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Section 11.18 or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision of this Section 11.18 is invalid, illegal, or unenforceable, the relevant court may modify this Agreement to effect the original intent of Freddie Mac and the parties hereto as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(o) Conflict. To the extent that any conflict exists or shall be adjudged to exist between the terms and provisions of (i) this Agreement or any of the Loan Documents, and (ii) the Freddie Mac Acknowledgement Agreement, the terms and provisions of the Freddie Mac Acknowledgement Agreement shall govern and control. To the extent that any conflict exists or shall be adjudged to exist between the provisions of (i) this Agreement or any of the Loan Documents and (ii) this Section 11.18, the terms and provisions of this Section 11.18 shall govern and control.

[Signature Page Follows]

EXECUTED to be effective as of the date first written above.

BORROWER:

GREENWAY MORTGAGE FUNDING CORP.,
a New Jersey corporation

By:
Name:	James Payor
Title:	President

Address for Notices:

107 Tindall Rd., Suite 14
Middletown, NJ 07748
Attention: HR
E-mail:	HR@greenwaylending.com
jpayor@greenwaylending.com
emoore@greenwaylending.com
With a copy to: jason@goldsmithpllc.com

Signature Page to

Loan and Security Agreement

BANK:

Western Alliance Bank,
an Arizona corporation

By:
Name:	Joshua Ormiston
Title:	Senior Vice President

Address for Notices:

Western Alliance Bank
2701 East Camelback Rd., Ste. 110
Phoenix, Arizona 85016
Attention:Joshua Ormiston
E-mail: jormiston@westernalliancebank.com

With a copy to:

Western Alliance Bank
2701 East Camelback Rd. Ste. 110
Phoenix, Arizona, 85016
Attention:Warehouse Lending
E-mail: whldocs@westernalliancebank.com

Signature Page to

Loan and Security Agreement

EXHIBIT A

(TO LOAN AND SECURITY AGREEMENT)

ADDITIONAL LOAN TERMS AND COVENANTS ADDENDUM

This ADDITIONAL LOAN TERMS AND COVENANTS ADDENDUM (this “Addendum”) is effective May [___], 2024 (the “Effective Date”), and is entered into by Greenway Mortgage Funding Corp., a New Jersey corporation (“Borrower”) and Western Alliance Bank, an Arizona corporation (“Bank”) concurrently with, and as a condition to the effectiveness of, that certain Loan and Security Agreement (as amended and modified from time to time, the “Loan Agreement”), dated as of the Effective Date, executed by Bank and Borrower. Accordingly, Bank and Borrower agree as follows:

1. Additional Definitions. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Loan Agreement. In addition, the following terms shall have the following definitions, and if a term is defined in the Loan Agreement and in this Addendum, the definition set forth in this Addendum shall govern and control for purposes of this Addendum:

“Adjusted Tangible Net Worth” means, as of any date of determination, for any Person, the Net Worth of such Person, including, but not limited to, the MSR Value at such date, minus (a) all Consolidated assets of such Person which would be classified as intangible assets under GAAP, including but not limited to goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges, and (b) all amounts due from related companies, Affiliates or employees.

“Applicable Advance Rate” means, for Eligible Pledged Servicing Rights with Fannie Mae or Freddie Mac that are subject to a valid Acknowledgment Agreement, (i) 55% following any Fiscal Quarter in which Borrower’s Adjusted Tangible Net Worth is less than $30,000,000 and (ii) 60% following any Fiscal Quarter in which Borrower’s Adjusted Tangible Net Worth is $30,000,000 or greater; provided that until the Freddie Mac AA Date, the Applicable Advance Rate for Eligible Pledged Servicing Rights for Servicing Agreements with Freddie Mac shall be 0%. Calculations of Borrower’s Adjustable Tangible Net Worth for purposes of determining the Applicable Advance Rate shall be based on Borrower’s financial reporting pursuant to Section 3 of this Exhibit A, and any increase or decrease in the Applicable Advance Rate shall be effective on the first day of the first calendar month following Borrower’s reporting of its Adjusted Tangible Net Worth in accordance with the terms hereof (and further provided that if Borrower fails to timely delivery any Compliance Certificate and other reporting calculating its Adjusted Tangible Net Worth as and when required hereunder, the Applicable Advance Rate shall be deemed to be 55%).

“BBL Cap” means (i) $45,000,000 following any Fiscal Quarter in which Borrower’s Adjusted Tangible Net Worth is less than $30,000,000 and (ii) the Committed Sum following any Fiscal Quarter in which Borrower’s Adjusted Tangible Net Worth is $30,000,000 or greater. Any increase or decrease in the Applicable Advance Rate shall be effective on the first day of the first calendar month following Borrower’s reporting of its Adjusted Tangible Net Worth in accordance with the terms hereof (and further provided that if Borrower fails to timely delivery any Compliance Certificate and other reporting calculating its Adjusted Tangible Net Worth as and when required hereunder, the BBL Cap shall be deemed to be $45,000,000).

“Borrowing Base” means, as of the date of determination, the lesser of (A) the BBL Cap and (B) the product of the Applicable Advance Rate and the fair market value of the Eligible Pledged Servicing Rights as reflected in the most recent Servicing Appraisal.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within ninety (90) days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within ninety (90) days from the date of acquisition, of any domestic commercial bank insured by the Federal Deposit Insurance Corporation.

“Committed Sum” means (Y) during the Revolving Loan Period (a) as of the Effective Date and until any Accordion Exercise Date, the Initial Committed Sum and (b) following any Accordion Exercise Date, the Increased Committed Sum and (Z) during the Conversion Loan Period, the lesser of (i) the Committed Sum as of the last day of the Revolving Loan Period and (ii) such lesser amount as may be outstanding on the Conversion Date, in each case reduced on the date of each scheduled payment by the principal amount of each such scheduled payment during the Conversion Loan Period.

“Debt Service Coverage Ratio” means the ratio of Borrower’s net servicing income (including Excess Servicing Spreads paid in any Qualifying ESS Transaction) on its Global Portfolio divided by the regular payments of principal and interest due under the terms of the Loan Documents and/or any other similar financing agreements secured by all or any portion of its Global Portfolio; provided that the calculation of net servicing income shall not include any fair value mark-to-market adjustments on Servicing Rights, amortization or non-cash goodwill impairment charges.

“Eligible Pledged Servicing Right” means a Pledged Servicing Right:

(a) that complies with all applicable Laws and other legal requirements, whether federal, state or local;

(b) that constitutes an “account” or a “general intangible” as defined in the Code and is not evidenced by an “instrument,” as defined in the Code as so in effect;

(c) that arose pursuant to the Approved Servicing Agreement;

(d) that is genuine and constitutes a legal, valid, binding and irrevocable payment obligation, enforceable in accordance with the terms of the Approved Servicing Agreement, subject to no offsets, counterclaims or defenses;

(e) that was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Pledged Servicing Right, the Approved Servicing Agreement or the financing thereof contemplated hereby unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer other than that imposed by Fannie Mae;

(f) that is owned solely by Borrower free and clear of all Liens, other than Liens in created pursuant to the Loan Documents and any other Permitted Liens, and has not been sold, conveyed, pledged or assigned to any other lender, purchaser or Person;

(g) for which there exists no dispute regarding the Pledged Servicing Right that results in the Pledged Servicing Right being invalid or otherwise not recoverable or payable and in respect of which Borrower has complied in all material respects with the Approved Servicing Agreement. For purposes of clarity, Freddie Mac Servicing Contract Rights shall not constitute Eligible Pledged Servicing Rights after the occurrence and during the continuance of a Freddie Mac Downgrade Event unless Lender has permitted the same and upon compliance with any provisions of Section 11.18 with respect to the making of any Advance whose Borrowing Base includes such Freddie Mac Servicing Contract Rights; and

(h) to the extent any Mortgage Loans related to the Pledged Servicing Rights are subject to any Sub-Servicing Agreement, the same is with an Approved Sub-Servicer that is subject to a Sub-Servicing Agreement which has been reviewed and approved by Bank and under which any such Sub-Servicer has executed and delivered a Sub-Servicer Notice or Interim Sub-Servicer Notice (as applicable) to Bank.

“Global Portfolio” means Borrower’s entire portfolio of Mortgage Loans serviced or required to be serviced under any agreement with any Person (including any Agency) that is not an Affiliate of any Obligated Party pursuant to which Borrower acts as servicer of Mortgage Loans, whether or not any of such Mortgage Loans are owned by such Person, including, with respect to Mortgage Loans held or guaranteed by Fannie Mae, the Fannie Mae Guides and the Lender Contract (as defined in the Fannie Mae Guides), with respect to Freddie Mac Mortgage Loans, the Freddie Mac Requirements.

“Leverage Ratio” means, for Borrower as of a particular date, the ratio of the Borrower’s (a) Debt to (b) Adjusted Tangible Net Worth.

“Liquid Assets” means with respect to the Borrower, at any particular time, the Borrower’s cash and Cash Equivalents which, in all events, are held in Borrower’s name and are free and clear of all Liens and which do not otherwise constitute Restricted Cash and are reflected on current bank and/or brokerage statements.

“Minimum Utilization Amount” means forty percent (40%) of the Committed Sum.

“MSR Utilization Amount” means the average aggregate Advances outstanding during the preceding calendar month (or with respect to the Maturity Date, during the period from the date through which the last calculation has been made to the Maturity Date), as calculated by dividing (a) the sum of the aggregate Revolving Loan Principal Balance outstanding on each day during such month by (b) the number of days in such month.

“MSR Value” means, as of any date of determination, the lesser of (a) Borrower’s capitalized servicing rights at such time, and (b) as applicable, and with respect to the same servicing rights, (i) the value set forth in a Servicing Appraisal, at such time, with respect to those mortgage loans then included in Borrower’s capitalized servicing rights, or (ii) if the applicable Servicing Appraisal has not been timely delivered to Bank, such amount as Bank shall determine in its reasonable discretion, using such means of valuation as it reasonably deems appropriate under the circumstances.

“Net Income” means, for any particular period, Borrower’s net income (after provision for taxes) as determined in accordance with GAAP.

“Net Worth” of any Person means, as of any date, an amount equal to all Consolidated assets of such Person, minus such Person’s Consolidated liabilities, each as determined in accordance with GAAP.

“Non-Utilization Fee” means an amount equal to the product of (a) one quarter of one percent (0.25%) per annum times (b) the difference between (i) the Minimum Utilization Amount minus (ii) the MSR Utilization Amount.

“Pre-Tax Net Profit” means the Net Income of Borrower before taxes, excluding any fair value mark-to-market adjustments on Servicing Rights.

“Restricted Cash” means any amount of cash or Cash Equivalents of such Person that is contractually required to be set aside, segregated or otherwise reserved.

2. Financial Covenants.

(a) Borrower covenants and agrees that, as long as the Loan Agreement remains in effect, Borrower will observe, perform and comply with each of the following covenant(s), in each case to be tested on a quarterly basis as of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2024:

(i) Minimum Pre-Tax Net Profit. Borrower shall not permit Borrower’s Pre-Tax Net Profit to be less than $1.00 for the three-month period ending as of the last day of each Fiscal Quarter.

(ii) Debt Service Coverage Ratio. Borrower shall not fail to maintain a Debt Service Coverage Ratio of at least 2.00 to 1.00.

(iii) Maximum Servicing Portfolio Seriously Delinquent Rate. Borrower shall not allow its Servicing Portfolio Seriously Delinquent Rate for any Fiscal Quarter to exceed 1.5 times the national average reported by the Mortgage Bankers Association for Conventional Loans.

(iv) Maintenance of Adjusted Tangible Net Worth. Borrower shall maintain an Adjusted Tangible Net Worth of no less than the greater of (Y) Five Million Dollars ($5,000,000.00) and (Z) the sum of (i) $2,500,000.00 and (ii) three-tenths of one percent (0.30%) of the unpaid principal balance of the Global Portfolio.

(v) Maintenance of Leverage Ratio. Borrower shall maintain a Leverage Ratio that is no greater than 10:1.

(vi) Maintenance of Liquidity. Borrower shall maintain Liquid Assets of not less than the greater of (i) Two Million Dollars ($2,000,000.00) and (ii) seven-hundredths of one percent (0.07%) of the unpaid principal balance of the Global Portfolio. Upon the written request of Bank, Borrower will promptly furnish Bank with Borrower’s current bank and/or brokerage statements in order to permit Bank to determine or confirm Borrower’s Liquid Assets.

3. Non-Financial Covenants. Borrower covenants and agrees that, as long as the Agreement remains in effect, Borrower will at all times observe, perform and comply with each of the following covenant(s):

(a) Borrowing Base Certificate. Within thirty (30) days after the last day of each Fiscal Quarter, and whenever otherwise requested by Bank, submit to Bank a Borrowing Base Certificate as of the end of such Fiscal Quarter and certified by an executive officer of Borrower. Such Borrowing Base Certificate shall be in the form of Exhibit B to the Agreement or in such other form as Bank may reasonably require;

(b) Financial Statements and Compliance Certificate; Financial Reporting. Borrower shall maintain a system of accounting established and administered in accordance with GAAP, and furnish, or cause to be furnished, to Bank:

(i) Borrower’s Annual Financials. Promptly after becoming available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year of Borrower, Borrower’s audited Consolidated balance sheet as of the end of such Fiscal Year, and the related audited Consolidated statements of income and retained earnings and of cash flows of Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year of Borrower. Such financial statements shall be accompanied by the unqualified audit report of independent certified public accountants reasonably acceptable to Bank which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred, and such financial statements shall also be accompanied by management letters with respect thereto, if any.

(ii) Guarantor’s Annual Financials. Promptly after becoming available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year of Guarantor commencing with the Fiscal Year ending December 31, 2024, Guarantor’s audited Consolidated balance sheet as of the end of such Fiscal Year, and the related audited Consolidated statements of income and retained earnings and of cash flows of Guarantor for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year of Guarantor. Such financial statements shall be accompanied by the unqualified audit report of independent certified public accountants reasonably acceptable to Bank which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred, and such financial statements shall also be accompanied by management letters with respect thereto, if any.

(iv) Borrower’s Quarterly Financials. Promptly after becoming available, and in any event within thirty (30) days after the end of each Fiscal Quarter, Borrower’s unaudited Consolidated balance sheet and the related unaudited Consolidated statements of income and retained earnings and of cash flows of Borrower for such Fiscal Quarter and the period from the first day of the then-current Fiscal Year of Borrower through the end of such Fiscal Quarter, certified by the chief financial officer or other executive officer of Borrower as being fairly stated in all material respects (subject to normal fiscal year-end adjustments);

(v) Guarantor’s Quarterly Financials. Promptly after becoming available, and in any event within thirty (30) days after the end of each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2024, Guarantor’s unaudited Consolidated balance sheet and the related unaudited Consolidated statements of income and retained earnings and of cash flows of Guarantor for such Fiscal Quarter and the period from the first day of the then-current Fiscal Year of Borrower through the end of such Fiscal Quarter, certified by the chief financial officer or other executive officer of Guarantor as being fairly stated in all material respects (subject to normal fiscal year-end adjustments); and

(vii) Compliance Certificate. (A) Concurrently with the delivery of the financial statements required in subsection (iv) above, (B) upon Bank’s request, within thirty (30) days after the end of each calendar month, and (C) upon Bank’s request, contemporaneously with the furnishing of each set of audited financial statements to be delivered pursuant to subsection (i) above: (1) a Compliance Certificate as of the end of such period; and (2) a certificate of the chief operating officer of Borrower (i) stating that to the best of such Person’s knowledge, no Default or Event of Default has occurred and is continuing, or if any Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with this Article Eight. Such Compliance Certificate shall be in the form of Exhibit C to the Agreement or in such other form as Bank may reasonably require.

(c) Servicing Appraisals. Within thirty (30) days after the end of each Fiscal Quarter, a Servicing Appraisal which may be ordered by Bank at Borrower’s sole cost and expense, commencing with the Fiscal Quarter ended June 30, 2024. In connection with the furnishing of any such Servicing Appraisal, Borrower shall upload to any such servicing appraiser website or electronic portal as directed by Bank all such data as may be reasonably requested in order to cause the furnishing of such Servicing Appraisal (or any other Servicing Appraisal ordered by Bank pursuant to the terms hereof) within seven (7) days following the end of each Fiscal Quarter. Notwithstanding the foregoing, Bank reserves the right to require Servicing Appraisals on a more frequent basis if any of the following should occur: (i) an Event of Default has occurred or is occurring or (ii) financial market volatility require more frequent valuations, as determined by Bank in its reasonable discretion.

(d) Schedule of ESS Loans. Within thirty (30) days after the end of each Fiscal Quarter, a schedule of Mortgage Loans subject to any Qualifying ESS Transaction stating the fair market value of the Excess Servicing Spreads subject thereto as of the end of such Fiscal Quarter.

(e) Agency Audit Reports. Promptly after Borrower’s receipt, and anytime upon Bank’s request, all Agency audit reports, provided that with respect to Freddie Mac Mortgage Loans, the release of any such audit report to Bank is approved by Freddie Mac and Bank has agreed to any confidentiality requirements of Freddie Mac.

4. Breach. Any violation by Borrower of any of the covenants set forth herein shall be an Event of Default and shall entitle Bank to exercise its rights and remedies under the Loan Agreement.

5. Origination Fee. On the Effective Date, Borrower shall pay Bank an origination fee (the “Origination Fee”) in the amount of $325,000.00, representing one-half of one percent (0.50%) of the Initial Committed Sum, which Borrower acknowledges is fully earned as of the Effective Date. Notwithstanding the foregoing, if prior to the two (2) calendar month anniversary of the “Effective Date” under the RLOC (i) all of the indebtedness under the RLOC shall have been fully and finally paid and satisfied without the acceleration thereof and (ii) the obligations of Bank to make any Advances under the RLOC and the Loan Agreement and the Loan Documents have been terminated, then $25,000 of the origination fee paid under the RLOC shall be credited to the origination fee hereunder. For purposes hereof, the “RLOC” means the revolving credit facility evidenced by that certain Loan and Security Agreement dated as of February 29, 2024 between Borrower and Bank.

6. Non-Utilization Fee. On a monthly basis during the Revolving Loan Period and on the Conversion Date, Bank shall determine the MSR Utilization Amount during the preceding calendar month (or partial month). If the MSR Utilization Amount for any month is less than the Minimum Utilization Amount, Borrower shall pay to Bank a Non-Utilization Fee for such month. If the MSR Utilization Amount for any month is less than the Minimum Utilization Amount, Borrower shall pay to Bank a Non-Utilization Fee for such month. If the MSR Utilization Amount for any such period is greater than or equal to the Minimum Utilization Amount, Borrower shall not be required to pay a Non-Utilization Fee for that month. Payments of the Non-Utilization Fee for the immediately preceding three (3) calendar month period shall be paid in arrears on the first day of each Fiscal Quarter, provided that the same shall have been earned as of the last day of each calendar month for such month. Notwithstanding the foregoing, Borrower shall not be obligated to pay a Non-Utilization Fee for any Fiscal Quarter in which the Borrower and its Affiliates maintain aggregate Minimum Average Deposit Balance with Bank of not less than 120% of the Committed Sum.

7. Miscellaneous. This Addendum is made a part of and is incorporated into the Loan Agreement. Except as hereby modified or supplemented, the Loan Agreement shall remain in full force and effect. The liability of all Persons obligated in any manner under this Addendum shall be joint and several. If more than one Person shall execute this Addendum as “Borrower”, then the term “Borrower” as used herein shall refer both to each such Person individually and to all such Persons collectively.

[Signature Page Follows]

EXECUTED by Borrower to be effective as of the Effective Date.

BANK:

Western Alliance Bank,
an Arizona corporation

By:	/s/ Joshua Ormiston
Name:	Joshua Ormiston
Title:	Senior Vice President

Signature Page to Exhibit A to

Loan and Security Agreement

BORROWER:

GREENWAY MORTGAGE FUNDING CORP.,
a New Jersey corporation

By:	/s/ James Payor
Name:	James Payor
Title:	President

Signature Page to Exhibit A to

Loan and Security Agreement

EXHIBIT B

BORROWING BASE CERTIFICATE

FOR PERIOD ENDED _______________________, 20____ (THE “SUBJECT PERIOD”)

BANK:	Western Alliance Bank, an Arizona corporation

BORROWER:	Greenway Mortgage Funding Corp., a New Jersey corporation

This Certificate is delivered under the Loan and Security Agreement (the “Agreement”), dated as of May [___], 2024 between Borrower and Bank. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Borrower, the undersigned certifies to Bank on the date hereof that (a) no Event of Default has occurred and is continuing as of the last day of the Subject Period, (b) a review of the activities of Borrower during the Subject Period has been made under my supervision with a view to determining the amount of the current Borrowing Base, (c) all representations and warranties set forth in the Agreement with respect to the Collateral are true and correct in all material respects as of the last day of the Subject Period, and (d) the information set forth below hereto is true and correct as of the last day of the Subject Period.

Eligible Pledged Servicing Rights

1.	Market Value of all Eligible Pledged Servicing Rights	Servicing Appraisal Valuation Date: _____________	$_____________

2.	Was Adjusted Tangible Net Worth for immediately preceding Fiscal Quarter at least $30,000,000?		Yes/No

Fannie Mae

3.	Market Value of Fannie Mae Eligible Pledged Servicing Rights		$_____________

4.	Applicable Advance Rate:

	a. If answer to Line 2 is No		55%

	b. If answer to Line 2 is Yes		60%

4.	Fannie Mae Borrowing Base Sum (Line 3 multiplied by Line 4a or 4b, as applicable)		$_____________

Freddie Mac

5.	Market Value of Freddie Mac Eligible Pledged Servicing Rights		$_____________

6.	Has the Freddie Mac AA Date occurred?		Yes/No

7.	Applicable Advance Rate

	a. If answer to Line 6 is No		0%

	b. If answer to Line 6 is Yes and Line 2 is No		55%

	c. If answer to Line 6 and Line 2 is Yes		60%

8.	Freddie Mac Borrowing Base Sum (Line 5 multiplied by Line 7a, 7b or 7c, as applicable)		$_____________

9.	BORROWING BASE (Sum of Line 4 and Line 8)		$_____________

10.	REMARGIN THRESHOLD (65% of Line 1)		$_____________

11.	Ending Principal Balance	Date: _________	$_____________

12.	BBL Cap		$_____________

	a. If answer to Line 2 is Yes		Committed Sum

	b. If answer to Line 2 is No		$45,000,000

13.	TOTAL NET BORROWING AVAILABILITY (Line 12 minus Line 11)		$_____________

14.	REMARGIN REQUIREMENT (Line 9 minus Line 10) (If result is a negative figure, this amount is due immediately as a principal payment.)		$_____________

EXECUTED by Borrower as of the Determination Date.

BORROWER:

GREENWAY MORTGAGE FUNDING CORP.,
a New Jersey corporation

By:
Name:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

REPORTING PERIOD: _____________, 20____ through _____________, 20____

This Compliance Certificate (this “Certificate”) is being delivered in connection with that certain Loan and Security Agreement (as amended and modified from time to time, and including all addenda and exhibits thereto, the “Agreement”) dated effective May [___], 2024 executed by Western Alliance Bank, an Arizona corporation (“Bank”) and the undersigned executing this Certificate as “Borrower”. Capitalized terms used in this Certificate shall, unless otherwise indicated herein, have the meanings set forth in the Agreement. On behalf of Borrower, the undersigned certifies to Bank as of the last day of the reporting period indicated above (the “Determination Date”) that: (a) no Event of Default has occurred and is continuing as of the Determination Date; (b) all representations and warranties of Borrower contained in the Agreement and in the other Loan Documents are true and correct in all material respects as of the Determination Date; and (c) the information set forth below and all documents provided to Bank to substantiate the same are true, correct and complete.

Adjusted Tangible Net Worth of Borrower.

Actual Adjusted Tangible Net Worth (as of the Determination Date)	Required Minimum Adjusted Tangible Net Worth (pursuant to the Agreement)
______________________________	$_______________________

Ratio of Debt to Adjusted Tangible Net Worth of Borrower.

Actual Ratio of Debt to Adjusted Tangible Net Worth (as of the Determination Date)	Required Ratio of Debt to Adjusted Tangible Net Worth (pursuant to the Agreement)
_____________________________	No greater than _ to _

Liquidity of Borrower.

Actual Liquid Assets (excluding Restricted Cash) (as of the Determination Date)	Required Minimum Liquid Assets (pursuant to the Agreement)
______________________________	$_________________________

Debt Service Coverage Ratio.

Actual Debt Service Coverage Ratio (as of the Determination Date)	Required Debt Service Coverage Ratio (pursuant to the Agreement)
______________________________	No less than __ to __

Maximum Servicing Portfolio Seriously Delinquent Rate:

Actual Servicing Portfolio Seriously Delinquent Rate (as of the Determination Date)	Required maximum Servicing Portfolio Seriously Delinquent Rate (pursuant to the Agreement)
______________________________%	___ times the national average reported by the Mortgage Bankers Association.

Minimum Pre-Tax Net Profit:

Actual Pre-Tax Net Profit for the immediately preceding six-month period (as of the Determination Date)	Required Minimum Pre-Tax Net Profit (pursuant to the Agreement)
______________________________	Not less than $____ for the three-month period ending as of the Determination Date

Non-Financial Requirements:

Borrower has at all times on and prior to the Determination Date complied with each of the covenants set forth in Section 3 of that certain Additional Loan Terms and Covenants Addendum executed by Borrower and Bank in connection with the Agreement, except as follows (describe areas of non-compliance, or else note “in compliance” or “none” if there are no points of noncompliance):

[Signature Page Follows]

EXECUTED by Borrower as of the Determination Date.

BORROWER:

GREENWAY MORTGAGE FUNDING CORP.,
a New Jersey corporation

By:
Name:
Title:

Signature Page to

Compliance Certificate

EXHIBIT D

SUB-SERVICER NOTICE

_____________, 20_____

__________, as Servicer

Attention:

Re:	Loan and Security Agreement, dated as of May [___], 2024 (as amended from time to time, the “Loan Agreement”), between Greenway Mortgage Funding Corp., a New Jersey corporation (“Borrower”) and Western Alliance Bank, an Arizona corporation (“Bank”), as amended.

Ladies and Gentlemen:

[___________] (the “Subservicer”) is servicing certain mortgage loans for Borrower pursuant to that certain [Sub-Servicing Agreement], dated as of [_________, 20__] (the “Subservicing Agreement”) between the Subservicer and Borrower. Pursuant to the Loan Agreement, the Subservicer is hereby notified that Borrower has pledged to Bank a first-priority security interest in certain servicing rights and related rights and assets, including the rights to servicing compensation and reimbursement, regarding mortgage loans that are serviced by the Servicer for Borrower (the “Collateral”).

Upon Subservicer’s receipt of a notice of an Event of Default (a “Notice of Event of Default”), Subservicer shall segregate all amounts collected on account of the Collateral, hold them in trust for the sole and exclusive benefit of Bank and shall remit collections to, provide information to, and take direction solely from Bank (and not Borrower). For the avoidance of doubt, at all times prior to Subservicer’s receipt of a Notice of Event of Default, Subservicer shall segregate all amounts collected on account of the Collateral, hold them in trust for the sole and exclusive benefit of Borrower and shall remit collections to, provide information to, and take direction solely from Borrower (and not Bank).

Notwithstanding any contrary information that may be delivered to the Subservicer by Borrower, the Subservicer may conclusively rely on any information or Notice of Event of Default delivered by Bank.

Any fees due to the Subservicer prior to receipt of a Notice of Event of Default shall be paid by Borrower; provided, that any fees incurred by Servicer following receipt of a Notice of Event of Default shall be paid by Bank. Notwithstanding anything set forth in the Subservicing Agreement, following delivery by Bank of a Notice of Event of Default, Bank may, in its discretion, terminate the Subservicing Agreement without any premium or penalty; provided that only thirty (30) days’ notice shall be required for a termination by Bank in such circumstance notwithstanding anything set forth in the Subservicing Agreement.

Each provision and notice herein shall be treated as separate and independent from any other provision or notice herein and shall be enforceable notwithstanding the unenforceability of any such other provision or notice.

Sub-Servicer Notice

THIS SUB-SERVICER NOTICE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

BORROWER

GREENWAY MORTGAGE FUNDING CORP.,
a New Jersey corporation

By:
Name:
Title:

SUB-SERVICER

[SUB-SERVICER]

By:
Name:
Title:

BANK

Western Alliance Bank,
an Arizona corporation

By:
Name:	Joshua Ormiston
Title:	Senior Vice President

EXHIBIT E

INTERIM SUB-SERVICER NOTICE

_____________, 20____

__________, as Sub-Servicer

Attention:

Re:	Loan and Security Agreement, dated as of May [___], 2024 (as amended from time to time, the “Loan Agreement”), between Greenway Mortgage Funding Corp., a New Jersey corporation (“Borrower”) and Western Alliance Bank, an Arizona corporation (“Bank”), as amended.

Ladies and Gentlemen:

During the period between [________________] and [____________], [___________] (the “Interim Subservicer”) is servicing certain mortgage loans for the benefit of Borrower pursuant to Section [___] of that certain [REFERENCE BULK SERVICE PURCHASE AGREEMENT OR INTERIM SERVICING AGREEMENT] dated as of [_________, 20__] (the “Purchase Agreement”) among Interim Subservicer, Borrower and [SELLER] (“Seller”). Pursuant to the Loan Agreement, the Interim Subservicer is hereby notified that Borrower has pledged to Bank a first-priority security interest in certain servicing rights and related rights and assets, including the rights to servicing compensation and reimbursement, regarding mortgage loans that are serviced by the Interim Sub-Service (whether by or through Seller) for the benefit of Borrower (the “Collateral”).

Upon Interim Subservicer’s receipt of a notice of an Event of Default (a “Notice of Event of Default”), Interim Subservicer shall segregate all amounts collected on account of the Collateral, hold them in trust for the sole and exclusive benefit of Bank and shall remit collections to, provide information to, and take direction solely from Bank (and not Borrower or Seller). For the avoidance of doubt, at all times prior to Interim Subservicer’s receipt of a Notice of Event of Default, Interim Subservicer shall segregate all amounts collected on account of the Collateral, hold them in trust for the sole and exclusive benefit of Borrower and shall remit collections to, provide information to, and take direction solely from Borrower (and not Bank or Seller).

Notwithstanding any contrary information that may be delivered to the Interim Subservicer by Borrower, the Interim Subservicer may conclusively rely on any information or Notice of Event of Default delivered by Bank.

Any fees due to the Interim Subservicer prior to receipt of a Notice of Event of Default shall be paid by Borrower; provided, that any fees incurred by Interim Servicer following receipt of a Notice of Event of Default shall be paid by Bank. Notwithstanding anything set forth in the Purchase Agreement, following delivery by Bank of a Notice of Event of Default, Bank may, in its discretion, terminate those provisions of the Purchase Agreement with respect to the servicing of the mortgage loans thereunder without any premium or penalty; provided that only thirty (30) days’ notice shall be required for a termination by Bank in such circumstance notwithstanding anything set forth in the Purchase Agreement related thereto.

Interim Sub-Servicer Notice

Each provision and notice herein shall be treated as separate and independent from any other provision or notice herein and shall be enforceable notwithstanding the unenforceability of any such other provision or notice.

THIS INTERIM SUB-SERVICER NOTICE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

BORROWER

GREENWAY MORTGAGE FUNDING CORP.,
a New Jersey corporation

By:
Name:
Title:

INTERIM SUB-SERVICER

[INTERIM SUB-SERVICER]

By:
Name:
Title:

BANK

Western Alliance Bank,
an Arizona corporation

By:
Name:	Joshua Ormiston
Title:	Senior Vice President

EXHIBIT F

FORM OF ADVANCE REQUEST

Borrower Name: Greenway Mortgage Funding Corp., a New Jersey corporation

Date: ______________________

Proposed Advance Amount: $

This request for an Advance (this “Advance Request”) is being delivered in connection with that certain Loan and Security Agreement (as amended and modified from time to time, and including all addenda and exhibits thereto, the “Agreement”) dated as of May [___], 2024, by and between Western Alliance Bank, an Arizona corporation (“Bank”) and the undersigned executing this Advance Request as borrower (“Borrower”). Capitalized terms used without definition in this Advance Request shall have the meaning given such terms set forth in the Agreement.

1. Borrower hereby requests an Advance under the Agreement in the amount set forth above and acknowledges that this amount is subject to verification by Bank of borrowing availability versus the Borrowing Base. A borrowing base calculation is attached hereto.

2. Borrower hereby represents and warrants to Bank as of the date hereof that (i) all conditions precedent with respect to an Advance as set forth in Section 4.2 of the Agreement have been satisfied, (ii) each of the representations and warranties made by any Obligated Party under any of the Loan Documents are true and correct in all material respects, (iii) no event, fact or circumstance that would reasonably be expected to result in a Material Adverse Effect has occurred and is continuing on the date hereof and (iv) no Default or Event of Default has occurred and is continuing on the date hereof.

3. Borrower hereby acknowledges and agrees that this Advance Request is made for the purpose of inducing Bank to make an Advance to Borrower and that, in making such Advance, Bank will rely upon the accuracy of the matters stated herein.

4. Borrower hereby certifies that the statements made herein and in any documents submitted in connection herewith are true, complete and correct in all material respects and Borrower has duly caused this Advance Request to be signed on its behalf by the undersigned Authorized Officer.

5. Borrower requests that this Advance be funded into the following bank account:

Bank Name:

ABA Number:

Account Name:

Account Number:

Reference:

E-1

BORROWER

GREENWAY MORTGAGE FUNDING CORP.,
a New Jersey corporation

By:
Name:
Title:

E-2

EXHIBIT G

FORM OF ACCORDION EXERCISE REQUEST

Borrower Name:	Greenway Mortgage Funding Corp., a New Jersey corporation
Date of Request:	______________________
Accordion Exercise Amount:	$
New Committed Sum:	$
Date of Accordion Exercise:	______________________

This request to increase the Committed Sum (this “Accordion Exercise Request”) is being delivered in connection with that certain Loan and Security Agreement (as amended and modified from time to time, and including all exhibits thereto, the “Agreement”) dated as of May [___], 2024, by and between Western Alliance Bank, an Arizona corporation (“Bank”) and GREENWAY MORTGAGE FUNDING CORP., a New Jersey corporation (“Borrower”). Capitalized terms used but not defined in this Accordion Exercise Request have the meanings given in the Agreement.

1.	Borrower hereby submits this Accordion Exercise Request to increase the Committed Sum by the amount set forth above.

2.	Borrower hereby represents and warrants to Bank as of the date hereof, that (i) all conditions precedent to the Accordion Increase as set forth in Section 2.5 of the Agreement have been satisfied, (ii) each of the representations and warranties made by any Obligated Party under any of the Loan Documents are true and correct in all material respects on the date hereof, (iii) no event, fact or circumstance that would reasonably be expected to result in a Material Adverse Effect has occurred and is continuing on the date hereof and (iv) no Default or Event of Default has occurred and is continuing on the date hereof.

3.	Borrower hereby agrees to submit any additional information as Bank requests under Section 2.5 of the Agreement prior to the Accordion Exercise Date.

4.	Borrower hereby certifies the following:

a.	Borrower has no claims, counterclaims, defenses, or setoffs with respect to the Revolving Loan or the Loan Document;

b.	The Loan Documents remain the legal, valid, and binding obligations of the Obligated Party which is a party thereto, enforceable against such Obligated Party in accordance with their terms subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited.

c.	Borrower is validly existing under the Laws of its respective state of organization and has the requisite power and authority to execute and deliver this Accordion Exercise Request and to perform its obligations under the Loan Documents (as the loan amount is increased hereunder); and

d.	The execution and delivery of this Accordion Exercise Request and the performance of the Facility Documents have been duly authorized by all requisite action by or on behalf of Borrower.

e.	The statements made herein and in any documents submitted in connection herewith are true, complete and correct in all material respects and Borrower has duly caused this Advance Request to be signed on their behalf by the undersigned Authorized Officers.

5.	Borrower acknowledges and agrees that no increase in the Committed Sum shall be effective unless and until Bank determines that all conditions precedent to such increase are met.

EXECUTED by Borrower as of the date set forth above.

BORROWER:

GREENWAY MORTGAGE FUNDING CORP.,
a New Jersey corporation

By:
Name:
Title:

E-2

SCHEDULE 1

Fannie Mae ID Number

[***]

Freddie Mac ID Number

[***]

SCHEDULE 5.13

BORROWER PRINCIPAL PLACE OF BUSINESS AND LOCATIONS

[***]

SCHEDULE 7.1

DEBT AS OF EFFECTIVE DATE

[***]

SCHEDULE 7.4

LIENS AS OF EFFECTIVE DATE

[***]

ANNEX 1 – EXCLUDED MORTGAGE LOAN SCHEDULE

[***]